UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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THE BON-TON STORES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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PROXY STATEMENT &
NOTICE OF 2008 ANNUAL MEETING

THE BON ◆TON STORES, INC.
2801 East Market Street
York, PA 17402
www.bonton.com

May 14, 2008

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders to be held at the Company’s offices, 2801 East Market Street, York, Pennsylvania on Tuesday, June 17, 2008, beginning at 9:00 a.m. Enclosed is the official notice of meeting, the proxy statement, the proxy card and our 2007 Annual Report.

Your vote is important to us. Even if you plan to attend the meeting, please sign, date and return your proxy in the enclosed postage-paid envelope or vote by telephone or over the internet.

Sincerely,

Tim Grumbacher
Executive Chairman of the Board

THE BON-TON STORES, INC.
2801 East Market Street
York, PA 17402
www.bonton.com

NOTICE OF ANNUAL MEETING

The Annual Meeting of Shareholders of The Bon-Ton Stores, Inc. will be held on Tuesday, June 17, 2008, at 9:00 a.m., at the Company’s offices, 2801 East Market Street, York, Pennsylvania.

The purposes of the meeting are:

1. To elect a ten-member Board of Directors for a one-year term.

2.	To amend the Amended and Restated 2000 Stock Incentive and Performance-Based Award Plan to increase by 1,000,000 the number of shares available for grant or award.

3.	To ratify the appointment of KPMG LLP as independent registered public accounting firm for 2008.

4. To consider any other matters as may properly come before the meeting.

Shareholders who owned shares of our stock at the close of business on April 25, 2008 may attend and vote at the meeting. You may vote by telephone or over the internet or by mailing the proxy card in the enclosed postage-paid envelope. Any shareholder attending the meeting may vote in person, even though he or she has already returned a proxy card or voted by telephone or over the internet.

Robert E. Stern
Vice President,
General Counsel and Secretary

York, Pennsylvania
May 14, 2008

Please vote by telephone or over the internet as instructed on the enclosed proxy card or complete, sign and date the proxy card as promptly as possible and return it in the enclosed envelope. If you vote by telephone or over the internet, do not return your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 17, 2008

This proxy statement and the Company’s Annual Report for the fiscal year ended February 2, 2008 are both available at www.bonton.com under Investor Relations.

THE BON-TON STORES, INC.

PROXY STATEMENT

We are providing this proxy statement to solicit your proxy for use at the annual meeting of shareholders which will be held at 9:00 a.m. on Tuesday, June 17, 2008. The proxy materials, which consist of the Annual Report, the Notice of Annual Meeting, this proxy statement and the proxy card, are first being sent to our shareholders on or about May 14, 2008.

We do not anticipate that any matters will be raised at the meeting other than those described in the notice. If any other matters come before the meeting, your proxies will be authorized to act in accordance with their best judgment.

When your proxy card is signed and returned, or you have submitted your proxy over the internet or by telephone, your shares will be voted in accordance with your instructions. If your proxy card is signed and returned without specifying choices, your shares will be voted “for” the Board nominees, “for” amendment of The Bon-Ton Stores, Inc. Amended and Restated 2000 Stock Incentive and Performance-Based Award Plan (sometimes referred to in this proxy statement as the “Stock Incentive Plan”) and “for” ratification of the appointment of KPMG LLP as independent registered public accounting firm.

You may revoke your proxy before its exercise by notifying the Secretary of the Company in writing, by delivering a properly executed, later-dated proxy card, by submitting your proxy again over the internet or by telephone, or by voting in person at the meeting.

Your proxy is being solicited by the Board of Directors. We will bear the cost of this solicitation, including the charges of brokerage houses, nominees and fiduciaries in forwarding these materials to beneficial owners. This solicitation may be made in person, by telephone or by other means of communication by our directors, officers or employees.

References in this proxy statement to a year refer to our fiscal year, which is the 52 or 53 week period ending on the Saturday nearer to January 31 of the following calendar year (for example, a reference to 2007 is a reference to the fiscal year ended February 2, 2008).

VOTING PROCEDURES AND SECURITY OWNERSHIP

Outstanding Shares and Voting Rights

Shareholders of record at the close of business on April 25, 2008 are entitled to vote at the meeting. At that time, there were 14,737,506 shares of common stock and 2,951,490 shares of Class A common stock outstanding. The common stock and the Class A common stock vote together on all matters. Holders of common stock are entitled to one vote per share and holders of Class A common stock are entitled to ten votes per share. There are no other classes of voting securities outstanding. In the election of directors, shareholders do not have cumulative voting rights.

The presence at the meeting, in person or by proxy, of persons entitled to cast a majority of the shareholder votes will constitute a quorum.

The ten nominees receiving a plurality of the votes cast (that is, the ten nominees receiving the greatest number of votes) will be elected. A proxy marked “withhold” with respect to the election of a director will not be voted as to the director indicated, but will be counted for purposes of determining whether there is a quorum.

Approval of any other matter requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are counted to determine whether a quorum is present at the meeting but are not counted as a vote in favor of or against a particular matter. A “broker non-vote” occurs when a nominee for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power as to that item and has not received voting instructions from the beneficial owner.

If you own common stock in your own name, you are an “owner of record.” This means you may direct the persons named as proxies how to vote your shares. If you fail to vote, the proxies cannot vote your shares at the meeting.

You have four voting options:

•	Internet: You can vote over the internet at the internet address shown on your proxy card. Internet voting is available 24 hours a day. If you have access to the internet, we encourage you to vote this way. If you vote over the internet, do not return your proxy card.

•	Telephone: You can vote by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, do not return your proxy card.

•	Proxy Card: You can vote by signing, dating and mailing your proxy card in the postage-paid envelope provided.

•	Vote in Person: You can attend the Annual Meeting and vote at the meeting.

If a broker, bank or other nominee holds your common stock for your benefit but not in your name, your shares are in “street name.” In that case, your bank, broker or other nominee will send you a voting instruction form to use in voting your shares. The availability of internet and telephone voting depends on their voting processes. Please follow the voting instruction form sent to you by your bank, broker or other nominee.

If you are a participant in The Bon-Ton Stores, Inc. Retirement Contribution Plan (the “401(k) Plan”), your proxy will incorporate all shares you own through the 401(k) Plan, assuming all your shares are registered in the same name. Your proxy will serve as a voting instruction for the trustee of the 401(k) Plan. If you own shares through the 401(k) Plan and you do not vote, the plan trustee will vote your shares in the same proportion as shares for which instructions were received from other shareholders under the 401(k) Plan.

The Nasdaq Stock Market listing standards provide that if more than 50% of the voting power in a company is held by an individual, group or another company, the company is a “controlled” company. Bon-Ton is a “controlled” company because Tim Grumbacher, Executive Chairman of the Board, is the beneficial owner of shares of common stock and Class A common stock entitled to vote more than 50% of the votes entitled to be cast at the meeting. Mr. Grumbacher has indicated that he will vote “for” each of the nominees for director, “for” amendment of the Stock Incentive Plan, and “for” ratification of the appointment of KPMG LLP. Consequently, the election of each nominee for director, amendment of the Stock Incentive Plan, and ratification of the appointment of KPMG LLP are assured.

Principal Shareholders

This table shows owners of 5% or more of the Class A common stock or common stock as of March 28, 2008. Each person listed has sole voting power and sole investment power as to the shares indicated unless otherwise noted.

	Class A Common Stock			Common Stock(1)
	Number of		Percent	Number of		Percent
Name and Address	Shares		of Class	Shares		of Class

Tim Grumbacher	2,406,253		81.53%	5,438,008	(2)	31.72%
2801 E. Market Street York, PA 17402
Buckingham Capital Management Inc.	—		—	1,550,570	(3)	10.52%
750 Third Avenue, 6th Floor New York, NY 10017
Paradigm Capital Management, Inc.	—		—	1,009,800	(3)	6.85%
Nine Elk Street Albany, NY 12207
Brigade Capital Management, LLC	—		—	900,000	(3)	6.11%
717 Fifth Avenue, Suite 1301 New York, NY 10022
Henry F. Miller	545,237	(4)	18.47%	1,039,733	(5)	6.80%
1650 Arch Street — 22nd Floor Philadelphia, PA 19103
Michael L. Gleim	545,237	(4)	18.47%	1,270,465	(6)	8.31%
2801 E. Market Street York, PA 17402
David R. Glyn	545,237	(4)	18.47%	638,512	(7)	4.18%
1650 Arch Street — 22nd Floor Philadelphia, PA 19103
M. Thomas Grumbacher Trust	181,746		6.16%	200,342		1.34%
dated March 9, 1989 for the benefit of Matthew Reed Grumbacher(8) 1650 Arch Street — 22nd Floor Philadelphia, PA 19103
M. Thomas Grumbacher Trust	181,746		6.16%	200,342		1.34%
dated March 9, 1989 for the benefit of Beth Anne Grumbacher Elser(8) 1650 Arch Street — 22nd Floor Philadelphia, PA 19103
M. Thomas Grumbacher Trust	181,746		6.16%	200,342		1.34%
dated March 9, 1989 for the benefit of Max Aaron Grumbacher(8) 1650 Arch Street — 22nd Floor Philadelphia, PA 19103

(1)	Each share of Class A common stock is convertible into one share of common stock at the holder’s option. Accordingly, the number of shares of common stock for each person includes the number of shares of common stock issuable upon conversion of all shares of Class A common stock beneficially owned by such person. Also, the total number of shares of common stock outstanding for purposes of calculating percentage ownership of a person includes the number of shares of Class A common stock beneficially owned by such person.

(2)	The number of shares of common stock includes (a) 126,773 shares of common stock held by The Grumbacher Family Foundation, a charitable foundation of which Mr. Grumbacher, Nancy T. Grumbacher (Mr. Grumbacher’s wife), Henry F. Miller and Michael L. Gleim are the directors, (b) 15,558 shares of common stock held by trusts for the benefit of Mr. Grumbacher’s grandchildren of which Ms. Grumbacher, Beth Elser, Mr. Gleim and David R. Glyn are the trustees, (c) 365,205 shares of common stock which are subject to forfeiture as provided in the Company’s Stock Incentive Plan, and (d) 75,803 shares of common stock held by a grantor retained annuity trust under which Mr. Grumbacher is the beneficiary and pursuant to which Mr. Grumbacher may at any time acquire such shares by substituting other property in such trusts. Mr. Grumbacher disclaims beneficial ownership of all shares referred to in clauses (a) and (b) of this note. As of March 28, 2008, Mr. Grumbacher had pledged 2,406,253 shares of Class A common stock and 2,111,109 shares of common stock as security for a personal loan.

(3)	Based solely on Schedules 13G filed with the Securities and Exchange Commission by: (a) Buckingham Capital Management Inc. on February 12, 2008; (b) Paradigm Capital Management, Inc. on February 14, 2008; and (c) Brigade Capital Management, LLC on January 16, 2008.

(4)	Consists of Class A common stock held by trusts for the benefit of Tim Grumbacher’s children of which Michael L. Gleim, Henry F. Miller and David R. Glyn are the trustees. Messrs. Gleim, Miller and Glyn each disclaim beneficial ownership of all shares referred to in this note.

(5)	Consists of (a) 126,773 shares of common stock held by The Grumbacher Family Foundation, a charitable foundation of which Tim Grumbacher, Nancy T. Grumbacher, Michael L. Gleim and Mr. Miller are the directors, (b) 545,237 shares of Class A common stock and 55,789 shares of common stock held by trusts for the benefit of Mr. Grumbacher’s children of which Mr. Miller, Mr. Gleim and David R. Glyn are the trustees, (c) 21,928 shares of common stock held by other trusts for the benefit of Mr. Grumbacher’s children of which Messrs. Gleim, Miller and Glyn are the trustees, (d) 75,803 shares of common stock held by a trust for the benefit of Mr. Grumbacher of which Messrs. Gleim and Miller are the trustees, and (e) 214,203 shares of common stock held by trusts for the benefit of Mr. Grumbacher’s wife and his children of which Messrs. Gleim and Miller are the trustees. Mr. Miller disclaims beneficial ownership of all shares referred to in this note.

(6)	Includes (a) 126,773 shares of common stock held by The Grumbacher Family Foundation, a charitable foundation of which Tim Grumbacher, Nancy T. Grumbacher, Mr. Gleim and Henry F. Miller are the directors, (b) 545,237 shares of Class A common stock and 55,789 shares of common stock held by trusts for the benefit of Tim Grumbacher’s children of which Mr. Gleim, Mr. Miller and David R. Glyn are the trustees (c) 21,928 shares of common stock held by other trusts for the benefit of Mr. Grumbacher’s children of which Messrs. Gleim, Miller and Glyn are the trustees, (d) 15,558 shares of common stock held by trusts for the benefit of Mr. Grumbacher’s grandchildren of which Ms. Grumbacher, Beth Elser and Messrs. Gleim and Glyn are the trustees, (e) 75,803 shares of common stock held by a trust for the benefit of Mr. Grumbacher of which Messrs. Gleim and Miller are the trustees, and (f) 214,203 shares of common stock held by trusts for the benefit of Mr. Grumbacher’s wife and his children of which Messrs. Gleim and Miller are the trustees. Also includes 93,367 shares owned by Cathy Gleim, Mr. Gleim’s wife, and 2,300 shares which Mr. Gleim holds as custodian for his grandchildren. Mr. Gleim disclaims beneficial ownership of all shares referred to in this note. Does not include 11,581 restricted stock units held by Mr. Gleim. Those restricted stock units do not confer on Mr. Gleim voting or dispositive control over shares of common stock until one year following termination of his Board service, at which time shares of common stock are issued.

(7)	Consists of (a) 545,237 shares of Class A common stock and 55,789 shares of common stock held by trusts for the benefit of Tim Grumbacher’s children of which Mr. Glyn, Michael L. Gleim and Henry F. Miller are the trustees, (b) 21,928 shares of common stock held by other trusts for the benefit of Mr. Grumbacher’s children of which Messrs. Gleim, Miller and Glyn are the trustees, and (c) 15,558 shares of common stock held by trusts for the benefit of Mr. Grumbacher’s grandchildren of which Nancy T. Grumbacher, Beth Elser and Messrs. Gleim and Glyn are the trustees. Mr. Glyn disclaims beneficial ownership of all shares referred to in this note.

(8)	In notes (4), (5), (6) and (7) above, we discussed trusts for the benefit of Tim Grumbacher’s children, of which Michael L. Gleim, Henry F. Miller and David R. Glyn serve as trustees. This is one of such trusts.

The holders of the Class A common stock have entered into an agreement granting Tim Grumbacher (or his personal representative) the right of first refusal to acquire any shares of Class A common stock proposed to be transferred.

Security Ownership of Directors and Executive Officers

This table shows, as of March 28, 2008, the holdings of our Chief Executive Officer, our Chief Financial Officer, the three other most highly compensated executive officers during 2007 (collectively, the “named executive officers”), each director, and all directors and executive officers as a group. Each person listed has sole voting power and sole investment power with respect to the shares indicated unless otherwise noted.

	Class A Common Stock			Common Stock(1)
	Shares			Shares
	Beneficially		Percent	Beneficially		Percent
Name	Owned		of Class	Owned(2)		of Class

Tim Grumbacher	2,406,253		81.53%	5,438,008	(3)	31.72%
Lucinda M. Baier	—			10,000		*
Robert B. Bank	—			—
Byron L. Bergren	—			669,653		4.49%
Philip M. Browne	—			7,600		*
Anthony J. Buccina	—			119,865		*
Stephen R. Byers	—			35,282		*
Shirley A. Dawe	—			2,500		*
Marsha M. Everton	—			860		*
Michael L. Gleim	545,237	(4)	18.47%	1,270,465	(5)	8.31%
Thomas K. Hernquist	—			3,000		*
Todd C. McCarty	—			—
Keith E. Plowman	—			43,727	(6)	*
Robert E. Salerno	—			2,400		*
All directors and executive officers as a group (17 persons)	2,951,490		100.00%	7,435,842	(7)	41.47%

*	less than 1%

(1)	See note (1) to Principal Shareholders table.

(2)	The following table sets forth the number of options exercisable within 60 days of March 28, 2008, the number of Restricted Shares, and the number of Restricted Stock Units held by each person. The shares in the column labeled “Shares Beneficially Owned” above do not include Restricted Stock Units because Restricted Stock Units do not confer on the holder voting or dispositive control over common shares until, in the case of non-employee directors, one year following termination of Board services, and, in the case of Mr. Bergren, six months after termination of employment.

	Options Exercisable
	Within 60 Days of	Restricted	Restricted Stock
Name	March 28, 2008	Shares	Units

Tim Grumbacher	—	365,205	—
Lucinda M. Baier	—	—	1,198
Robert B. Bank	—	—	11,581
Byron L. Bergren	166,334	421,605	20,259
Philip M. Browne	—	—	11,581
Anthony J. Buccina	32,000	67,865	—
Stephen R. Byers	17,167	18,115	—
Shirley A. Dawe	—	—	11,581
Marsha M. Everton	—	—	11,581
Michael L. Gleim	—	—	11,581
Thomas K. Hernquist	—	—	1,275
Todd C. McCarty	—	—	1,275
Keith E. Plowman	6,667	17,865	—
Robert E. Salerno	—	—	11,581
All directors and executive officers as a group (17 persons)	242,169	919,070	93,493

(3)	See note (2) to Principal Shareholders Table.

(4)	See note (4) to Principal Shareholders Table.

(5)	See note (6) to Principal Shareholders Table.

(6)	Includes 675 shares held in an IRA by Mr. Plowman’s spouse. Mr. Plowman disclaims beneficial ownership of these shares.

(7)	See notes (1) — (6) above. Includes 20,001 options exercisable within 60 days of March 28, 2008 held by executive officers not named in this table. Includes 28,415 restricted shares held by executive officers not named in this table. Restricted shares confer voting rights on the holder but are subject to forfeiture as provided in the Stock Incentive Plan.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board proposes the following nominees for election as directors to hold office until the 2009 Annual Meeting of Shareholders and until their respective successors have been elected. Each is currently a director and has agreed to serve if elected. Should a nominee become unable or decline to serve before the Annual Meeting, the proxies may vote for a substitute recommended by the Governance and Nominating Committee of the Board, unless the Board reduces the number of directors.

LUCINDA M. BAIER — Director since 2007.  Age 43
Ms. Baier is Chief Financial Officer of World Kitchen, LLC, which manufactures and markets bakeware, dinnerware, kitchen and household tools, rangetop cookware and cutlery products under well-known brands such as Corelle®, Pyrex®, Revere®, Corning Ware® and Chicago Cutlery®. Prior to joining World Kitchen in 2006, Ms. Baier was President and Chief Operating Officer at Whitehall Jewelers, Inc. from 2004 to 2005, and from 2000 to 2004, she held senior management positions at Sears, Roebuck & Company.

ROBERT B. BANK — Director since 2002.  Age 61
Mr. Bank has been President of Robert B. Bank Advisory Services, a private capital investment and consulting firm, since 1990.

BYRON L. BERGREN — Director since 2004.  Age 61
Mr. Bergren has been President and Chief Executive Officer of Bon-Ton since August 2004. Mr. Bergren, who joined Bon-Ton in November 2003 as Vice Chairman and served as President and Chief Executive Officer of Elder-Beerman from February 2002 through August 2004, served as Chairman of the Southern Division of Belk, Inc. from 1999 to February 2002, and in senior executive positions at Belk, Inc. from 1985 to 1999.

PHILIP M. BROWNE — Director since 2002.  Age 48
Mr. Browne has been Senior Vice President and Chief Financial Officer of Advanta Corp., one of the nation’s largest credit card issuers in the small business market, since June 1998. Prior to that, Mr. Browne was a partner at Arthur Andersen LLP, where he was employed for more than 15 years.

SHIRLEY A. DAWE — Director since 2002.  Age 61
Ms. Dawe is a Corporate Director and President of Shirley Dawe Associates, Inc., a Toronto-based retail management consulting group, since 1986. Prior to 1986, she held progressively senior merchandising and marketing positions with the Hudson’s Bay Company, a Canadian national department store chain, for over 15 years. Ms. Dawe is a director of the National Bank of Canada and Birks & Mayors, Inc., a North American fine jewelry retail chain.

MARSHA M. EVERTON — Director since 2003.  Age 56
Ms. Everton has been President of Marsha Everton LLC, a York, Pennsylvania-based consulting firm, since September 2006. She was President of The Pfaltzgraff Co., a casual dinnerware manufacturer, from its acquisition by Lifetime Brands, Inc., a multi-channel retail company, in July 2005 to August 2006, and was President and Chief Executive Officer of The Pfaltzgraff Co. from January 2002 until its acquisition by Lifetime Brands. Ms. Everton was Vice President of The Pfaltzgraff Co. for more than ten years prior. Ms. Everton is also a director of the National Retail Federation Foundation and holds an NACD Certificate of Director Education.

MICHAEL L. GLEIM — Director since 1991.  Age 65
Mr. Gleim was Vice Chairman and Chief Operating Officer of Bon-Ton from December 1995 to February 2002. From 1991 to December 1995 he was Senior Executive Vice President of Bon-Ton, and from 1989 to 1991 he was Executive Vice President of Bon-Ton.

TIM GRUMBACHER — Director since 1967.  Age 68
Mr. Grumbacher has been Executive Chairman of the Board of Directors of Bon-Ton since February 2005. He served as Chairman of the Board of Directors of Bon-Ton from August 1991 to February 2005. He was Chief Executive Officer of Bon-Ton from 1985 to 1995 and from June 2000 to August 2004. From 1977 to 1989 he was President of Bon-Ton.

THOMAS K. HERNQUIST — Director since 2007.  Age 50
Mr. Hernquist served as Senior Vice President — Global Chief Growth Officer of The Hershey Company from November 2005 to December 2007. Prior to that, he served in various senior executive positions at Hershey since April 2003. Prior to joining Hershey, Mr. Hernquist was Senior Vice President — Marketing at Jim Beam Brands Worldwide, Inc. for more than two years.

TODD C. MCCARTY — Director since 2007.  Age 42
Mr. McCarty was appointed Global Senior Vice President of Human Resources at Readers Digest effective March 1, 2008. From 2005 to February 2008, he served as Senior Vice President — Human Resources of Rite Aid Corporation. Prior to joining Rite Aid in 2005, Mr. McCarty was Senior Vice President — Human Resources of Starwood Hotels & Resorts Worldwide, Inc. from 2000 to 2005.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS INFORMATION

Governing Documents

The key documents that constitute our corporate governance framework are as follows:

•	Articles of Incorporation

•	Bylaws

•	Corporate Governance Policies

•	Audit Committee Charter

•	Human Resources and Compensation Committee Charter

•	Governance and Nominating Committee Charter

•	Executive Committee Charter

•	Code of Ethical Standards and Business Conduct

Each of the committee charters and the Code of Ethical Standards and Business Conduct is available on our website at www.bonton.com by clicking on “Investor Relations,” then “Corporate Governance.”

Director Independence

The Board of Directors has determined that each of Messrs. Bank, Browne, Hernquist, McCarty and Salerno and Mmes. Baier, Dawe and Everton is an “independent” director as that term is defined in the listing standards of the Nasdaq Stock Market. In determining independence, the Board of Directors carefully reviewed any possible related party transactions between Bon-Ton or any of its affiliates and each of the independent directors. Ms. Baier is Chief Financial Officer of World Kitchen, LLC. In determining whether Ms. Baier is an independent director, the Board considered the Company’s transactions with World Kitchen and determined that purchases by the Company of merchandise from World Kitchen were made in arms-length transactions that were not material to either company. Further, the Board determined that Ms. Baier did not have any direct or indirect material interest in the transactions.

Attendance at Board Meetings

During 2007, the Board of Directors held five meetings and took action by unanimous consent without a meeting six times.

No director attended fewer than 75% of the total number of meetings of the Board and committees on which he or she served while in office.

Board Committees

The Board has an Audit Committee, a Human Resources and Compensation Committee, a Governance and Nominating Committee and an Executive Committee. The primary functions of each committee, its members, the number of times the committee met during 2007, and certain other information regarding each committee are described below.

Audit Committee

The members of the Audit Committee are Philip M. Browne (Chair), Lucinda M. Baier, Robert B. Bank and Robert E. Salerno. The Board has determined that each of Mr. Browne and Ms. Baier is an “audit committee financial expert” as defined by SEC rules and the listing standards of the Nasdaq Stock Market. The Audit Committee is comprised entirely of “independent” directors under applicable SEC rules and Nasdaq Stock Market listing standards and operates under a charter which was adopted by the Board of Directors. This charter is posted in the Investor Relations section of the Company’s website at www.bonton.com.

The Audit Committee appoints and establishes the compensation for the Company’s independent registered public accounting firm, approves in advance all engagements with the independent registered public accounting firm to perform non-audit services, reviews and approves the procedures used to prepare the Company’s periodic reports, reviews and approves the Company’s critical accounting policies, discusses the plans and reviews results of the audit engagement with the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, and oversees the Company’s accounting processes including the adequacy of its internal accounting controls. To assist it in carrying out its responsibilities, the Audit Committee is authorized to retain the services of independent advisors.

The Audit Committee met six times during 2007.

Human Resources and Compensation Committee

The members of the Human Resources and Compensation Committee (referred to in this proxy statement as the “HRCC”) are Marsha M. Everton (Chair), Shirley A. Dawe and Todd C. McCarty. The HRCC is comprised entirely of “independent” directors, as defined by the listing standards of the Nasdaq Stock Market, and all members are “non-employee directors” under applicable SEC rules and “outside directors” under applicable Internal Revenue Service Rules. The HRCC operates under a charter which was adopted by the Board of Directors. This charter is posted in the Investor Relations section of the Company’s website at www.bonton.com.

The HRCC advises and assists management in developing the Company’s overall compensation strategy to assure that it promotes shareholder interests, supports the Company’s strategic objectives, and provides for appropriate rewards and incentives for the Company’s management and employees. The HRCC reviews, evaluates and provides recommendations to the Board regarding the plans, policies and programs relating to the compensation of the Company’s principal executive officers, the general compensation policies of the Company, succession planning, management development, and termination policies and arrangements. In addition, the HRCC reviews and approves the structure of the Company’s bonus plans, administers the Company’s stock option plans and oversees the Company’s retirement, defined benefit and health and welfare plans.

At the end of each year, the HRCC evaluates the performance of the Executive Chairman of the Board, the President and Chief Executive Officer, and the other principal executive officers of the Company with respect to approved goals and objectives, and establishes the compensation levels for the principal executive officers, including base pay, annual incentive compensation, long-term incentive plan participation, entrance into an agreement regarding employment and any special or supplemental benefits. The HRCC also establishes compensation levels for any newly-hired principal executive officer. (See “Compensation Discussion and Analysis” for additional discussion of the elements of executive officer compensation.) The compensation of the President and Chief Executive Officer is also reviewed by the full Board of Directors. The HRCC annually reviews with the President and Chief Executive Officer the performance of the other principal executive officers and approves their compensation for the next year. Finally, the HRCC establishes the corporate goals under the Company’s Cash Bonus Plan and has the authority to determine whether the requirements for receipt of a bonus should be waived.

The HRCC may delegate its authority to a subcommittee comprised solely of its members. To assist it in carrying out its responsibilities, the HRCC is authorized to retain the services of advisors. During this past year, the HRCC engaged Hewitt Associates to provide counsel on executive compensation matters. A subsidiary of Hewitt was also engaged to provide maintenance services for software used in the Company’s payroll system. The nature and scope of services rendered by Hewitt Associates is described below:

•	Competitive market pay analyses;

•	Ongoing support with regard to market trends impacting compensation and benefit programs;

•	Preparation for and attendance at selected HRCC and Board of Director meetings; and

•	Other miscellaneous requests that occurred throughout the year.

The HRCC did not direct Hewitt to perform the above services in any particular manner or under any particular method. The HRCC has the final authority to hire and terminate the consultant, and the HRCC evaluates the consultant periodically.

(See “Compensation Discussion and Analysis” for additional discussion of the processes and procedures for the consideration and determination of executive compensation.)

The HRCC met 15 times during 2007.

Governance and Nominating Committee

The members of the Governance and Nominating Committee (referred to in this proxy statement as the “Governance Committee”) are Michael L. Gleim (Chair), Marsha M. Everton and Thomas K. Hernquist. Mr. Gleim is not an “independent” director as set forth under the Nasdaq Stock Market listing standards. As discussed above, the Company is a “controlled company” and as such, the Company may elect, and has elected, not to have a Governance Committee comprised solely of independent directors. Mr. Gleim provides the Board with valuable insight with respect to both the governance of the Company and the nominations process, and, therefore, the Board believes that he should continue as a member, and Chair, of the Governance Committee.

The Governance Committee reviews, develops and makes recommendations to the Board of Directors regarding various aspects of the Company’s governance processes and procedures. It also recommends candidates for election to fill vacancies on the Board, including renominations of members whose terms are due to expire. The Governance Committee is also responsible for making recommendations to the Board regarding the compensation of its non-employee members. The Governance Committee operates under a charter which was adopted by the Board of Directors. This charter is posted in the Investor Relations section of the Company’s website at www.bonton.com.

The Governance Committee met nine times during 2007.

Executive Committee

The members of the Executive Committee are Tim Grumbacher (Chair), Shirley A. Dawe and Michael L. Gleim. The Executive Committee has the authority to act in place of the Board of Directors on specified matters.

The Executive Committee has the following responsibilities: to propose the Board agenda for each year and to refine the agenda prior to each Board meeting; to keep the members of the Board informed of pertinent issues that arise between regularly scheduled quarterly Board meetings; and to act as a sounding board for the Company’s Chief Executive Officer as appropriate. The Executive Committee Charter under which the Executive Committee operates was adopted by the Board and is posted in the Investor Relations section of the Company’s website at www.bonton.com.

The Executive Committee met nine times during 2007.

Director Nominations Process and Director Qualifications

The Governance Committee considers any appropriate recommendations for candidates for the Board. Any candidate recommended for the Board shall, at a minimum, possess a background that includes a solid education, sufficient business, professional or academic experience and the requisite reputation, character, integrity, skills, judgment and temperament and such other relevant characteristics, which, in the Governance Committee’s view, have prepared him or her for dealing with the multi-faceted financial, business and other issues that confront a board of directors of a corporation with the size, complexity, reputation and success of the Company.

The Governance Committee will consider shareholder recommendations for candidates for the Board from any shareholder who has been a continuous record owner of at least 3% of the common stock of the Company for at least one year prior to submission of the recommendation and who provides a written statement that the shareholder intends to continue share ownership through the date of the meeting at which directors are to be elected. Any such shareholder recommendation should be sent to the Governance and Nominating Committee, c/o Office of General Counsel, The Bon-Ton Stores, Inc., P.O. Box 2821, York, PA 17405. No shareholder recommendations have been received since the 2007 shareholder meeting.

In addition, the Governance Committee considers potential candidates recommended by current directors, Company officers, employees and others. When appropriate, the Governance Committee may retain executive recruitment firms to assist in identifying suitable candidates. The Governance Committee screens all potential candidates in the same manner regardless of the source of the recommendation.

In nominating candidates to fill vacancies created by the expiration of the term of a member of the Board, the Governance Committee determines whether the incumbent director is willing to stand for re-election. If so, the Governance Committee evaluates his or her performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with the Company’s business.

Director Attendance at Annual Meetings

The Company has adopted a policy which encourages Board members to attend the annual meeting of shareholders. Four members of the then eight-member Board attended the 2007 Annual Meeting of Shareholders.

Shareholder Communication with Board of Directors

Any shareholder who wishes to communicate with the Board of Directors, or any individual director, may do so by directing correspondence which prominently displays the fact that it is a shareholder-board communication, to such director or directors, c/o Office of General Counsel, The Bon-Ton Stores, Inc., P.O. Box 2821, York, PA 17405. Until and unless a procedure is adopted by a majority of the independent members of the Board whereby it may be deemed unnecessary or inappropriate to relay certain shareholder communications to the appropriate parties, all shareholder communications will be relayed to the intended director or directors.

Compensation of Directors

Messrs. Grumbacher and Bergren are employees of the Company and are not paid any separate compensation for serving as directors. They are the only employees who serve as directors.

Each non-employee director receives both cash compensation and stock compensation comprised of the following:

•	a $110,000 annual fee, $50,000 of which is paid in cash and $60,000 of which is paid in restricted stock units (“RSUs”) that vest at the end of the fiscal year in which they are granted;

•	a $20,000 annual fee for serving on the Executive Committee;

•	a $5,000 annual fee for serving on each committee other than the Executive Committee;

•	a $10,000 supplemental annual fee for each Committee chair.

Robert B. Bank, one of the Company’s non-employee directors, serves as the Board’s representative on the committee that oversees the Company’s Retirement Contribution Plan. For his service on this committee, Mr. Bank receives $1,250 for each meeting attended.

Directors may defer all or any part of their cash compensation into additional restricted stock units.

The following table presents the compensation provided by the Company during 2007 to each non-employee director:

			Change in
			Pension
			Value and
			Nonqualified
	Fees Earned		Deferred
	or Paid	Stock	Compensation		All other
	in Cash	Awards	Earnings		Compensation		Total
Name	($)	($)(1)	($)		($)		($)

Lucinda M. Baier(2)	26,250	30,000	—		—		56,250
Robert B. Bank	63,750	60,000	—		5,000	(3)	128,750
Philip M. Browne	67,500	60,000	—		—		127,500
Shirley A. Dawe	97,500	60,000	—		—		157,500
Marsha M. Everton	66,250	60,000	—		—		126,250
Michael L. Gleim	85,000	60,000	—	(4)	180,000	(5)	325,000
Thomas K. Hernquist(2)	26,250	30,000	—		—		56,250
Todd C. McCarty(2)	26,250	30,000	—		—		56,250
Robert E. Salerno	55,000	60,000	—		—		115,000

(1)	The amounts reported in this column reflect the amount of compensation cost recognized in 2007 for financial statement reporting purposes for RSUs granted in 2007 to each non-employee director. These grants were all made on August 21, 2007, except the grant to Ms. Baier was made September 10, 2007. The amounts do not reflect compensation actually received by the non-employee directors. Assumptions used in the calculation of these amounts are included in Note 17 to our audited financial statements included in our Form 10-K filed with the SEC on April 16, 2008.

The aggregate number of RSUs at the end of 2007 held by each non-employee director was:

1,198 held by Ms. Baier
1,275 held by each of Messrs. Hernquist and McCarty
11,581 held by each of Mmes. Dawe and Everton and Messrs. Bank, Browne, Gleim and Salerno

(2)	Ms. Baier and Messrs. Hernquist and McCarty were elected to the Board mid-year.

(3)	Fees received for Mr. Bank’s service on the Company’s Retirement Contribution Plan Committee.

(4)	The actuarial valuation of the change in the pension value of Mr. Gleim’s benefit in the Bon-Ton SERP was a decrease of $54,771.

(5)	Mr. Gleim and the Company have entered into a consulting agreement under which Mr. Gleim receives $180,000 in cash compensation per year.

Share Ownership Guidelines

In December 2007, the Company adopted guidelines requiring each director to maintain an equity stake in Bon-Ton equal to three times the annual cash retainer paid to the director. This links the directors’ interests with those of other shareholders. Shares actually owned and restricted share units that are time-based count towards the equity ownership requirement. Each director is required to achieve this share ownership level by the later of five years after joining the Board or five years after adoption of the guideline. Accordingly, each non-employee director standing for election must meet this guideline by December 2012.

Seven of the non-employee directors standing for election satisfy the guideline now; the remaining non-employee director standing for election is positioned to satisfy the guideline by December 2012.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” THE ELECTION OF
THE NOMINEES LISTED ABOVE

PROPOSAL TWO

AMENDMENT OF
THE STOCK INCENTIVE PLAN

The Stock Incentive Plan was adopted by the Board of Directors and approved by the Company’s shareholders in June 2000. The purpose of the Stock Incentive Plan is to recognize the contributions made to the Company by its employees, consultants and advisors, to provide these individuals with additional incentives to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate individuals upon whom the sustained growth and financial success of the Company depends.

The Stock Incentive Plan provides for the grant of options (“Options”) to purchase shares of common stock and awards (“Awards”) of shares of common stock subject to risk of forfeiture (“Restricted Shares”) and restricted stock units (“RSUs”). Under the Stock Incentive Plan, Options and Awards presently can be granted for up to an aggregate of 2,600,000 shares (exclusive of shares granted and thereafter cancelled). The Board of Directors, at the recommendation of the HRCC, amended the Stock Incentive Plan (the “Plan Amendment”), subject to shareholder approval, to increase the number of shares available under the Stock Incentive Plan by 1,000,000 to an aggregate of 3,600,000 shares.

The Plan Amendment will become effective immediately if approved by shareholders at the Annual Meeting. If the Plan Amendment is not approved at this Annual Meeting, the Plan Amendment will not become effective and the Stock Incentive Plan as it presently exists will continue in effect. The results of the vote will not affect any awards outstanding under the Stock Incentive Plan as of the date of this proxy statement.

As of March 28, 2008, an aggregate of 47,474 shares of common stock remain reserved for issuance under the Stock Incentive Plan. The Board believes that the availability of an adequate number of shares in the share reserve of the Stock Incentive Plan is an important factor in attracting, motivating and retaining qualified employees and advisors essential to the success of the Company.

Future Options and Awards, if any, that will be made to eligible participants in the Stock Incentive Plan are subject to the discretion of the HRCC and, therefore, are not determinable at this time.

The key provisions of the Stock Incentive Plan, as proposed to be amended, are as follows:

Number of Shares.  The maximum number of shares that may be issued under the Stock Incentive Plan is 3,600,000. The maximum number of shares will be adjusted to reflect certain changes in the Company’s capitalization. If any shares subject to any Option or Award are forfeited, or an Option is terminated without the issuance of shares, the shares subject to such Option or Award will again be available pursuant to the Stock Incentive Plan. The closing sale price for a share of common stock on March 28, 2008 was $5.39 as reported by the Nasdaq Stock Market.

Administration.  The Stock Incentive Plan is administered by the Board of Directors, or, at the discretion of the Board of Directors, by a committee composed of two or more members of the Board of Directors (for purposes of this Proposal Two, the “Committee”). To the extent possible, and to the extent the Board of Directors deems it necessary or appropriate, each member of the Committee shall be a “non-employee director” under applicable SEC rules, and an “outside director” under applicable Internal Revenue Service Rules; however, the Board may designate two or more committees to operate and administer the Stock Incentive Plan in its stead. The Stock Incentive Plan presently is administered by the HRCC.

Eligibility.  All employees (including all executive officers), directors, consultants and advisors of the Company or its subsidiaries and affiliates, approximately 32,700 persons, are eligible to receive Options or Awards under the Stock Incentive Plan.

Term of the Stock Incentive Plan.  The Stock Incentive Plan became effective March 3, 2000 and provides that no Options or Awards may be granted after March 2, 2010.

Options and Awards.  From time to time, at its discretion, the Committee may select eligible recipients to whom Options or Awards will be granted, determine when each Option or Award will be granted, determine the number of shares subject to such Option or Award and, subject to the provisions of the Stock Incentive Plan, determine the terms and conditions of each Option or Award. The Stock Incentive Plan allows the Committee to determine certain terms in a grant of Options or Awards, including terms regarding payment methods, vesting schedules, restrictions on restricted stock and the timing and conditions of the lapse of such restrictions, acceleration of expiration or termination dates, and imposing or removing restrictions on an Award. Some of these terms may deviate from the standard terms of the Stock Incentive Plan itself.

Options.  Options granted under the Stock Incentive Plan may be either incentive stock options (“ISOs”) or non-qualified stock options. ISOs are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (the “Code”). Unless an Option is specifically designated at the time of grant as an ISO, Options are non-qualified options. Options are not transferable by the optionee except by will or by the laws of descent and distribution. No Option granted under the Stock Incentive Plan may be exercised unless at least six months has elapsed since the date of the grant.

The exercise price of the Options is determined by the Committee, provided that the exercise price of an ISO must be at least 100% of the fair market value of a share of common stock on the date the Option is granted, or at least 110% of the fair market value if the recipient owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company. The term of each Option is fixed by the Committee. The aggregate fair market value, determined as of the time of grant, of the shares with respect to which an ISO is exercisable for the first time by the recipient during any calendar year (under all incentive stock option plans of the Company) may not exceed $100,000.

Maximum Grants.  The Stock Incentive Plan provides that the maximum number of shares for which options may be granted to any single optionee in any fiscal year is 400,000 shares.

Termination of Options.  All Options terminate on the earliest of:

a.	The expiration of the term specified in the Option, which shall not exceed ten years from the date of grant or five years from the date of grant of an ISO if the recipient owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company.

b.	The expiration of 90 days from the date the optionee’s employment or service with the Company terminates for any reason other than disability (as defined in the Code) or death or as otherwise specified in subparagraphs d. or e. below;

c.	The expiration of one year from the date the optionee’s employment or service with the Company terminates due to the optionee’s death or disability;

d.	A finding by the Committee that the optionee has breached his or her employment contract with the Company or has engaged in disloyalty to the Company; or

e.	Such time as the Committee may determine if there is a Change of Control of the Company as defined in the Stock Incentive Plan.

Payment for Options.  An optionee may pay for shares in cash, certified check or such other mode of payment as the Committee may approve, including payment in shares held by the optionee for at least six months.

Awards.  The Committee will determine the period, which under the Stock Incentive Plan must extend for at least six months from the date of grant, during which the grantee may not sell, transfer, pledge or assign Restricted Shares (the “Restrictions”). Restrictions may lapse in installments, as determined by the Committee. The Committee may, at its sole discretion, waive any Restrictions in whole or in part. The Committee will determine the rights that grantees have with respect to Restricted Shares, including the right to vote Restricted Shares and the right to receive dividends paid with respect to Restricted Shares. In the event a grantee terminates employment with the Company for any reason other than death or disability, all Restricted Shares remaining subject to Restrictions will be forfeited by the grantee and canceled by the Company. In addition, the Stock Incentive Plan contains special provisions regarding Awards that will be “Performance-Based,” as outlined in more detail, below, in the discussion of Federal Income Tax Consequences.

Provisions Relating to a Change of Control of the Company.  Notwithstanding any other provisions of the Stock Incentive Plan, in the event of a Change of Control of the Company, the Committee may take whatever action with respect to Options and Awards outstanding as it deems necessary or desirable, including acceleration of the expiration or termination date or the date of exercisability of an Option or removing any restrictions from or imposing any additional restrictions on outstanding Awards.

A “Change of Control” will occur if:  (a) the Company is dissolved or liquidated; (b) an agreement to sell or dispose of substantially all of the assets of the Company is approved; (c) subject to certain exceptions, an agreement to merge or consolidate the Company with or into another corporation is approved; (d) any entity, person or group (within the meaning of certain provisions of the Securities Exchange Act), other than Tim Grumbacher, members of his family, his lineal descendants or entities of which such persons are the beneficial owners of at least 50% of the voting interests, the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, becomes the beneficial owner or has obtained voting control over securities of the Company representing more than 50% of the voting power of the Company’s outstanding voting stock; or (e) directors constituting a majority of the Board of Directors have been members of the Board of Directors for less than 12 months, unless the nomination for election of each new director who was not a director at the beginning of such 12-month period was approved by a vote of at least two-thirds of the directors then still in office who were the directors at the beginning of such period.

Amendment and Termination.  The Board of Directors may amend the Stock Incentive Plan at any time, provided the Board may not (a) change the class of individuals eligible to receive an ISO, (b) increase the maximum number of shares as to which Options and Awards may be granted or (c) make any other change or amendment as to which shareholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 under the Securities Exchange Act, in each case without obtaining shareholder approval within 12 months before or after such action. No Option or Award will be adversely affected by any such amendment without the consent of the optionee or grantee.

Federal Income Tax Consequences.  The following discussion is a summary of certain federal income tax consequences of the issuance of Options and the acquisition of shares of common stock by exercising Options or receiving Awards of Restricted Shares under the Stock Incentive Plan and does not present a complete analysis of all tax consequences which may be relevant to any particular recipient. It does not purport to discuss state or local income tax laws.

(a) Options.  With respect to ISOs, for federal income tax purposes an optionee will not have taxable income upon grant or exercise. However, upon exercise of an ISO, an optionee will generally recognize income for alternative minimum tax purposes in an amount equal to the difference between the exercise price of the ISO and the fair market value of the shares received. Any gain realized on sale of the shares acquired upon exercise of an ISO will be treated as long-term capital gain, provided the optionee does not dispose of the shares for at least two years after the date of grant or within one year after the date of exercise. No gain or loss will generally be recognized by an optionee upon, nor will any deduction be allowed to the Company as a result of, the grant or exercise of ISOs.

In general, in the case of non-qualified stock options or ISOs as to which the foregoing holding period limitations have not been satisfied, an optionee will have taxable income at ordinary income rates upon exercise (or at the time of a sale of ISO stock which does not satisfy the holding periods) for the difference between the exercise price and the fair market value at the date of exercise or, if the optionee is subject to certain restrictions imposed by federal securities laws, upon the lapse of those restrictions, unless the optionee elects under Section 83(b) of the Code within 30 days after exercise to be taxed upon exercise. The amount of that difference will generally be a deductible expense to the Company.

The ability of the Company to deduct compensation expense is generally subject to limitations under Section 162(m) of the Code (applicable to compensation in excess of $1,000,000 paid to certain “covered” employees). Any income recognized as ordinary compensation income on the exercise of a non-qualified stock option should, however, be exempt from these Code limitations as “performance-based” compensation provided the option grant meets certain requirements. It is the Company’s intention to administer the Stock Incentive Plan in accordance with all applicable “performance-based” compensation requirements, including administration of the Stock Incentive Plan with respect to “covered” employees by a committee of two or more “outside” directors (as that term is used in applicable IRS regulations) and to make Option grants to such employees with an exercise price that is at least equal to the fair market value of the shares on the date of grant. Under these circumstances, such Options should, on exercise, result in a deductible compensation expense that is exempt from Section 162(m) of the Code as “performance-based” compensation.

(b) Restricted Shares/Restricted Share Units.  For federal income tax purposes, the recipient of an Award will not recognize income and the Company will not be entitled to a deduction at the time of the Award because the Restricted Shares are subject to risk of forfeiture and are not transferable. When the risk of forfeiture and non-transferability restrictions lapse, the recipient will recognize compensation income and the Company will be entitled to a deduction (subject generally to a $1,000,000 limitation on deductible compensation of certain employees of the Company as provided under Section 162(m) of the Code) in an amount equal to the then fair market value of the Restricted Shares.

(c) Performance-Based Awards.  The Committee may grant Awards that have vesting requirements linked to the attainment of one or more “performance targets” applicable to any such Award. In the event the grantee of any such Award terminates employment prior to the end of the “performance period” applicable to the Award, the grantee will forfeit his or her rights to the Award. In addition, in the event the “performance target” that applies to an Award is not attained by the end of the applicable “performance period,” all rights to the Award will also be forfeited. The Committee also has the right to cause any performance-based Award to be forfeited, at its discretion, without regard to whether applicable performance targets are attained if the Committee determines that such a forfeiture is appropriate.

If performance-based Awards are granted, the Committee must establish one or more performance targets for each performance period, which may vary for different grantees. In all cases, the performance target(s) established with respect to any performance period will be established within the first 90 days of the performance period or, if shorter, within the first twenty-five percent (25%) of such performance period. Each performance target will be in the form of a goal as to which an objective method or methods is available for determining whether it has been achieved. In addition, the Committee will establish in connection with the performance targets applicable to a performance period an objective method for computing the portion of a particular performance-based Award that will be treated as vested as a result of attaining such performance target(s).

If performance-based Awards are granted, the performance targets established must be based upon one or more of the following business criteria (which may be determined for these purposes by reference to (i) the Company as a whole, (ii) any of the Company’s subsidiaries, operating divisions, business segments or other operating units, or (iii) any combination thereof):

earnings before interest, taxes, depreciation, and amortization; profit before taxes; stock price; market share; gross revenue; net revenue; pretax income; net operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cost reductions and savings; return on revenues or productivity; loss ratio; expense ratio; combined ratio; product spread; or any variations or combinations of the preceding business criteria, which may also be modified at the discretion of the Committee to take into account extraordinary items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate.

Performance-based Awards cannot be made in excess of the limitations established under the special performance-based provisions of the Stock Incentive Plan. Specifically, no grantee may receive performance-based Awards for Restricted Shares having a fair market value, as of the date the performance-based Award is granted, in excess of $3,000,000. This limitation is an annual limitation, so that if performance-based Awards relate to a performance period longer than one year, the limitation is increased proportionately. If a performance period is less than a full year, this annual limitation applies without adjustment, except that if there are multiple performance periods within any one twelve month period, the limitation cannot be exceeded in the aggregate taking into account the multiple performance-based Awards granted with respect to those performance periods, and a similar limitation applies to overlapping performance periods.

Unlike Awards of Restricted Shares that vest solely by reason of a period of continuous employment, performance-based Awards are intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code because vesting of the Awards is linked to bona fide performance targets established by the Committee consistent with the requirements set forth in the Stock Incentive Plan. As a consequence, it is anticipated that at the time a performance-based Award becomes vested, the value of the Restricted Shares will be included in the income of the grantee and will be deductible by the Company without regard to the limitations imposed on deductibility under Section 162(m) of the Code.

(d) Election under Section 83(b) of the Code.  Except as provided below, an Award recipient may nevertheless elect pursuant to Section 83(b) of the Code to include the Restricted Shares in his income at their fair market value at the time of award, in which event the Company would be entitled to a corresponding deduction. Such election must be made within 30 days after the Award. If this election is made, any appreciation in value recognized by the Award recipient on a subsequent disposition of the Restricted Shares will in general be taxed at capital gains rates and not as ordinary income. If, however, an Award recipient who makes a Section 83(b) election forfeits the Restricted Shares back to the Company, the recipient will not recognize a loss on such forfeiture. In some cases, the particular restrictions with respect to an Award may be such that an Award recipient will not be entitled to make the Section 83(b) election.

The Board of Directors approved the Plan Amendment on March 18, 2008. Approval of the Plan Amendment requires the affirmative vote of a majority of the votes cast by holders of common stock and Class A common stock.

See “Equity Compensation Plan Information” on page 42 for information regarding securities authorized for issuance under equity compensation plans.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” AMENDMENT OF
THE STOCK INCENTIVE PLAN

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT
OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended ratification of its appointment of KPMG LLP (“KPMG”), which served as our independent registered public accounting firm in 2007, to serve as our independent registered public accounting firm for 2008. If the shareholders do not ratify this appointment, another independent registered public accounting firm will be considered by the Audit Committee.

In making its selection of KPMG, the Audit Committee considered whether the non-audit services provided by KPMG are compatible with maintaining KPMG’s independence.

FEES PAID TO KPMG

	2007	2006

Audit Fees(1)	$1,959,919	$2,469,200
Audit-Related Fees(2)	—	325,725
Tax Fees(3)	626,850	366,606
All Other Fees	—	—

(1)	Audit Fees include fees associated with audit services, consultation on matters related to the consolidated financial statements, consents, reviews of the Company’s quarterly reports on Form 10-Q and reviews of the Company’s filings under the Securities Exchange Act of 1934.

(2)	Audit-Related Fees relate primarily to services provided in connection with the acquisition of the Carson’s division of Saks Incorporated and the related financing.

(3)	Tax Fees reflect all tax-related services, including consultation, return preparation, planning and compliance.

The Audit Committee is responsible for the pre-approval of all audit services and non-audit services performed by the Company’s independent registered public accounting firm. All of the fees shown in the chart above were pre-approved by the Audit Committee. The Audit Committee may delegate to one of its members the authority to grant such pre-approvals, and any such approvals are presented to the full Audit Committee at its next scheduled meeting.

A representative of KPMG is expected to be present at the meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” RATIFICATION OF THE APPOINTMENT
OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of four independent directors. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, and rely, without independent verification, on the information provided to them and on the representations made to them by management and the Company’s independent registered public accounting firm.

The role of the Audit Committee is to assist the Board of Directors in its general oversight of the integrity of the Company’s consolidated financial statements and compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm, KPMG. Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. KPMG is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, expressing an opinion as to the conformity of such consolidated financial statements with generally accepted accounting principles and an opinion on the effectiveness of internal control over financial reporting based on criteria established in the Internal Control-Integrated Framework issued by the Committee on Sponsoring Organizations of the Treadway Commission. KPMG has free access to the Audit Committee to discuss any matter it deems appropriate.

The Audit Committee has reviewed and discussed with management and KPMG the audited consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG’s evaluation of the Company’s internal control over financial reporting. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

KPMG also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed KPMG’s independence with them.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended February 2, 2008.

Members of the Audit Committee:

Philip M. Browne, Chairperson
Lucinda M. Baier
Robert B. Bank
Robert E. Salerno

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis primarily addresses the compensation of the Company’s Chief Executive Officer, the Chief Financial Officer and the three other highest paid executive officers who are listed below. These five executive officers are referred to as the “named executive officers” throughout this proxy statement:

Name	Title

Tim Grumbacher	Executive Chairman of the Board
Byron L. Bergren	President and Chief Executive Officer
Anthony J. Buccina	Vice Chairman and President — Merchandising
Stephen R. Byers	Vice Chairman — Stores, Distribution, Real Estate and Construction
Keith E. Plowman	Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Due primarily to the acquisition of The Elder-Beerman Stores Corp. in October 2003 and the acquisition of the Carson’s division of Saks Incorporated in March 2006, the Company has grown dramatically. Sales increased from $713 million in 2002 to $3.4 billion in 2007, and the number of stores increased from 72 stores operating in nine states to 280 stores in 23 states. As the Company has transitioned into a larger organization, the Company’s executives have assumed additional responsibilities. Therefore, the HRCC has implemented a compensation program for executive officers designed to recognize these changes. This program provides compensation that is competitive with similarly sized retail businesses and that retains and rewards executives for performance. The HRCC has increased base salaries and has granted stock options, awarded restricted stock and introduced performance-based restricted stock units with increasing frequency to better align the interests of executives and shareholders. In addition, the HRCC has established challenging performance goals in connection with annual cash incentive compensation.

Our Compensation Philosophy and Objectives

The HRCC’s philosophy is to directly link an increasing portion of an executive officer’s compensation with corporate performance and increases in shareholder value and to decrease an executive officer’s base salary as a percentage of his total compensation as his scope of responsibility increases. The following are the objectives that guide the HRCC’s decisions regarding compensation:

•	Provide a compensation package that enables the Company to attract, motivate and retain key personnel.

•	Provide variable compensation opportunities, primarily on an annual basis, that are directly linked to corporate performance goals that drive operational success and enhance shareholder value.

•	Provide long-term equity incentive compensation opportunities through the award of stock options, shares of restricted stock and restricted stock units that align executive compensation with increases in shareholder value. These opportunities are available primarily to those officers who can influence the Company’s medium- and long-term results, generate value for shareholders and ensure the long-term growth of the Company. Equity grants also seek to reward significant achievement of top performing officers and to attract new talent.

Based on the foregoing objectives, the HRCC has structured annual and long-term executive compensation to provide incentives to executives to achieve the business goals set by the Company and reward the executives for achieving such goals.

Share Ownership Guidelines

In December 2007, the Company adopted share ownership guidelines for our executive officers. The guidelines help ensure that our executive officers maintain an equity stake in Bon-Ton, and by doing so, appropriately link their interests with those of other shareholders. Shares beneficially owned, time-based restricted shares, time-based restricted share units and vested stock options with an exercise price below the market price count towards the equity ownership requirement. Outstanding non-vested stock options, performance-based restricted shares and performance-based restricted stock units do not count towards the requirement. Executive officers are required to achieve these share ownership levels within five years of becoming an executive officer, or by December 2012 for those who were executive officers at the time we adopted the guidelines. The guidelines are:

Position	Ownership Guideline

Chief Executive Officer	3x base salary
Vice Chairman	2x base salary
Executive Vice President	1x base salary

These share ownership requirements were measured at $46.05 per share, the average price of the Company’s common stock during the spring season of fiscal 2007. Each of the named executive officers currently owns shares sufficient to meet the requirement with the exception of Mr. Byers. Mr. Byers is positioned to meet the requirement by December 2012.

Role of the HRCC in Compensation Decisions

The HRCC’s responsibilities include:

•	Review and approve, and in some cases recommend for the approval of the full Board of Directors, the compensation for the Company’s executive officers, including the named executive officers. The total compensation of each of the executive officers is evaluated to ensure it is competitive in the marketplace and reflects the HRCC’s assessment of each executive officer’s contributions and value to the Company.

•	Approve the performance goals and metrics with respect to annual performance-based bonuses and equity awards to executive officers, including the Executive Chairman, the Chief Executive Officer, and the other named executive officers.

•	Monitor total compensation paid to the named executive officers and other key executives and consider whether such compensation is fair, reasonable and competitive in consideration of each named executive officer’s capacity to influence shareholder value and promote the long-term growth of the Company.

•	Prepare an annual review and evaluation of the Chief Executive Officer’s performance for the year compared to pre-determined, HRCC-approved, performance metrics.

•	Prepare an annual review and evaluation of the Executive Chairman’s performance for the year compared to pre-determined, HRCC-approved, performance metrics.

Role of Management in Compensation Decisions

The Chief Executive Officer annually prepares a review of his direct reports, including the named executive officers and other key executives, excluding the Executive Chairman, compared to pre-determined, HRCC-approved, performance metrics. The total compensation for the respective executives, the performance appraisals and the recommendations made by the Chief Executive Officer are presented for HRCC approval.

Other members of management also support the HRCC in its work. Management assists the Chair of the HRCC in establishing the agendas for HRCC meetings and preparing materials for the review of HRCC members in advance of each meeting. With respect to most compensation and benefit matters, including compensation of the named executive officers excluding the Executive Chairman and the President and Chief Executive Officer, management provides recommendations to the HRCC. The HRCC relies on management to evaluate employee performance and to make recommendations for salary and bonus levels as well as for grants of stock options or awards of restricted stock. Management also works with the HRCC to establish performance goals under the Company’s performance-based annual incentive compensation program. Members of management who provide this support include Byron L. Bergren and Dennis R. Clouser, Executive Vice President — Human Resources, both of whom generally attend meetings of the HRCC. Each of them is excused from a meeting during deliberation and approval of matters regarding his own compensation and from regularly scheduled HRCC executive sessions.

Benchmarking

The HRCC compares salary, annual incentive compensation and long-term equity incentive values against all retail companies in Hewitt Associates’ Total Compensation Database (the “Compensation Peer Group”). In 2007, there were 55 retail companies included in the database with median revenues of $2.9 billion and ranging in size from $200 million to $313 billion in sales. Because of the large variance in size among the companies comprising the Compensation Peer Group, regression analysis was used to adjust the compensation data for differences in company sales. This adjusted value is used as the basis of comparison of compensation between the Company and the companies in the Compensation Peer Group.

The HRCC has determined that it is appropriate to deliver total compensation at approximately the 50th percentile of the Compensation Peer Group for each element of compensation. However, as the Company competes with many larger companies for the best executive-level talent, the HRCC may decide it is in the best interests of the Company and its shareholders to provide compensation for selected positions that exceeds the targeted compensation levels depending on the circumstances, including the Company’s needs, market factors, the executive’s experience, the contribution of the executive to the Company, and in the HRCC’s view, the positive impact the executive may have on the Company as a whole.

In addition, in 2007, the HRCC reviewed proxy compensation data from specific retailers in its benchmarking effort with respect to compensation of the Chief Executive Officer. These retailers included Kohl’s Corporation; J.C. Penney Company, Inc.; Federated Department Stores, Inc.; The Talbots, Inc.; Dillard’s Inc.; and The TJX Companies, Inc. These companies were chosen because they are retailers with competitive assortments and a similar customer base as the Company. The HRCC recognizes that most of these retailers are larger in size than the Company, but the HRCC also believes that the Company competes directly with them for executive talent. The HRCC reviewed the compensation practices of, and the compensation packages provided by, these retailers. The data also provided context for ongoing deliberations of the HRCC.

Components of Named Executive Officer Compensation

The principal components of compensation for named executive officers are base salary, performance-based annual cash incentive compensation, long-term equity incentive compensation, perquisites, and retirement and other benefits. The HRCC seeks to achieve a mix of these components such that the total is competitive in the marketplace. The HRCC is transitioning the Company’s compensation program from its historical short-term orientation, which focused on base salary and annual incentive compensation, to a program with an increasing emphasis on long-term equity incentive compensation to better align the interests of the named executive officers with the interests of shareholders in long-term growth. The HRCC does not have a pre-established policy for allocation between cash and non-cash or short-term and long-term incentive compensation. Rather, it monitors the actual mix against market data and attempts to provide each named executive officer with a balanced compensation package that addresses retention and competitive requirements.

The following table shows the components of named executive officer compensation.

Element	Purpose	Characteristics

Base Salary	Compensate named executive officers for performing their roles and assuming their levels of executive responsibility. Intended to provide a competitive level of compensation, it is necessary to recruit and retain executives.	Fixed component. Annually reviewed by the HRCC and adjusted as appropriate.
Performance-based Annual Incentive Compensation	Promote improvement of the Company’s financial results and performance. Intended to drive performance in a particular year without being a deterrent to long-term Company goals and initiatives.	Performance-based bonus opportunity based on the achievement of certain goals, which may be individual performance goals, Company performance goals, or a combination of the two. Where applicable, goals are typically established annually and bonus amounts awarded will vary based on performance.
Long-Term Equity Incentive Compensation	Promote the achievement of the Company’s long-term financial goals and stock price appreciation. Align named executive officers and shareholder interests, promote named executive officers’ retention and reward named executive officers for superior Company performance over time.	Reviewed annually and granted, if appropriate, by the HRCC in the form of stock options and stock awards. Amounts actually earned by each named executive officer will vary and will depend on stock price appreciation.
Perquisites and Other Benefits	Provide health and welfare benefits as available to all employees. Additional perquisites and benefits are designed to attract, retain and reward named executive officers by providing an overall benefit package similar to those provided by comparable companies.	Health and welfare benefits are a fixed component that may vary based on employee elections. Perquisites and other benefits may vary from year to year.
Retirement Benefits	Provide basic retirement benefits as available to all associates and supplemental coverage necessary to retain key executives.	Participation in pension plans for certain named executive officers is a required element under applicable employment agreements.

The HRCC has reviewed a summary, or “tally sheet,” with all components of compensation of the named executive officers, including base salary, performance-based cash incentive compensation, long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value to the executive and cost to the Company of all perquisites and other benefits and obligations under the Company’s supplemental executive retirement plans. The HRCC did not use the tally sheet in making individual pay decisions, but rather reviewed it to ensure the total package met the needs of both the Company and the executives. The HRCC believes the level of compensation of the Company’s named executive officers reflects the Company’s performance and total compensation to each of the named executive officers is appropriate.

Base Salary

The base salaries of the Company’s executive officers are determined by evaluating their roles and responsibilities and compensation data regarding the Compensation Peer Group. The base salary of each executive officer is reviewed annually. If appropriate, the Chief Executive Officer recommends annual salary increases for each of the executive officers other than himself and the Executive Chairman of the Board. The HRCC’s decision to increase base salary for any executive officer is based on the HRCC’s compensation philosophy and takes into specific account the level of responsibility of the executive officer, the Company’s performance, the executive officer’s individual performance, and the executive officer’s compensation compared to similarly situated executives in the Compensation Peer Group.

Minimum base salaries for Tim Grumbacher, Byron L. Bergren, Anthony J. Buccina and Stephen R. Byers were established in employment agreements approved by the HRCC and, with respect to Mr. Bergren’s and Mr. Grumbacher’s employment agreements, the Company’s Board of Directors. These minimum base salaries were based on a variety of factors, including market data from the Compensation Peer Group and an evaluation of each person’s capacity to positively affect the Company’s performance. The HRCC decided that most current base salaries were properly aligned with competitors and more emphasis should be placed on variable compensation linked to corporate performance. As a result, there were no increases in base salary for any of the named executive officers in 2007 other than a $15,000 increase in Mr. Plowman’s base salary. His base salary was increased based upon market considerations.

Performance-Based Annual Incentive Compensation

The Company has an annual incentive Cash Bonus Plan in which the named executive officers participate. Awards of cash bonuses under this plan are variable, and the payout of any cash bonus under the plan is dependent upon the achievement of pre-determined Company performance goals which are pre-approved by the HRCC.

For 2007, the annual cash bonus program for the named executive officers focused on the achievement of two or three of the following goals:

(1)	net income, with a “threshold” of approximately $55.2 million, a “target” of approximately $59.6 million, and a “maximum” of approximately $77.3 million;

(2)	net sales, with a “threshold” of approximately $3.457 billion, a “target” of approximately $3.524 billion, and a “maximum” of approximately $3.753 billion;

(3)	a specified level of earnings before interest, taxes, depreciation and amortization, or EBITDA, with a “threshold” of approximately $315.650 million, a “target” of approximately $322.669 million and a “maximum” of approximately $350.454 million; and

(4)	a specified level of gross margin return on inventory dollars, or GMROI dollars.

The methodology utilized to determine the achievement level for GMROI dollars requires that total Company gross margin, total Company average inventory at cost and total Company sales are balanced. The GMROI dollar goals require achievement of Company sales at pre-determined levels related to the total financial goals of the Company, which is then multiplied by the approved gross margin return on investment rate for the Company. The GMROI formula is as follows: (1) the quotient of Gross Margin Dollars divided by Average Inventory Dollars at Cost, (2) multiplied by Sales Dollars. The GMROI dollar goal was reached in 2006; it was not achieved in 2007. In the view of the HRCC, the GMROI dollar goals are challenging but attainable.

The HRCC assigns goals and weightings for each named executive officer depending on the capacity of the named executive officer to influence the goal and the named executive officer’s area of responsibility. Payment of any portion of a bonus under the plan is dependent upon the Company’s achievement of at least the “threshold” level of net income. If the threshold level of net income is not achieved, there is no bonus payout under any of the goals of the plan for that year. In addition, if the net income “threshold” is attained, but the “threshold” performance for a goal other than net income is not attained, the portion of the bonus attributable to such other goal is forfeited.

The HRCC reviewed and established competitive “threshold,” “target,” and “maximum” payout potentials under the cash bonus program for each named executive officer. The following table sets forth (1) the approximate payouts, stated as a percentage of base salary, that could be earned by each named executive officer under the cash bonus program for 2007, and (2) the cash bonus performance goals and the weighting of such goals for each named executive officer for 2007.

	Payout at	Payout at	Payout at	Bonus Criteria
Name	Threshold	Target	Maximum	(weighting)

Tim Grumbacher	30%	40%	80%	Net income (80)%
				Net sales (20)%
Byron L. Bergren	112.5%	150%	200%	Net income (80)%
				Net sales (20)%
Anthony J. Buccina	93.75%	125%	187.5%	EBITDA (50)%
				GMROI dollars (25)%
				Net sales (25)%
Stephen R. Byers	56.25%	75%	112.5%	EBITDA (60)%
				GMROI dollars (20)%
				Net sales (20)%
Keith E. Plowman	37.5%	50%	75%	Net income (80)%
				Net sales (20)%

None of the goals was achieved in 2007 and consequently no compensation was paid under the performance-based incentive plan.

In addition to bonuses that may be awarded under the Company’s Cash Bonus Plan, a cash bonus may be awarded at the discretion of the HRCC for extraordinary individual achievement or for other reasons, such as a signing bonus upon joining the Company or an executive extending the term of his employment agreement. In 2007, Mr. Bergren received a $150,000 bonus in connection with entry into an amendment of his employment agreement. Other than the payment to Mr. Bergren, no extraordinary bonuses were awarded to any of the named executive officers for 2007.

Long-Term Equity Incentive Compensation

Another component of named executive officer compensation is long-term incentive compensation in the form of stock options, time-based and performance-based restricted stock and time-based and performance-based RSUs. The HRCC annually reviews the performance and compensation of the named executive officers to determine whether annual grants of options or awards of restricted stock or RSUs are warranted. Option grants and awards of restricted stock and RSUs are made periodically at the discretion of the HRCC but generally are made within the first quarter of each fiscal year. Grants and awards are made on the recommendation of the Company’s Chief Executive Officer, primarily to reward significant individual achievement and to motivate and retain key talent. The proportion of long-term equity incentive compensation in relation to base salary is a function of the named executive officer’s level of responsibility and capacity to enhance shareholder value.

The HRCC has decided that grants made to the Company’s Chief Executive Officer should be directly aligned to the short- and long-term performance of the Company. In addition, the Chief Executive officer and the other named executive officers are awarded restricted stock as a retention tool. The other named executive officers are also granted options to align their interests with those of shareholders.

Generally, the value of the grants and awards made to the named executive officers, excluding the Chief Executive Officer, have been distributed so that 60% of the value is granted as options and 40% of the value is awarded as time-based restricted stock. This proportionate weighting is consistent with the HRCC’s objectives. The compensation value to the executive of a grant of stock options depends solely on future stock price appreciation, thereby aligning the interests of executives with those of shareholders. The compensation value to the executive of an award of restricted stock does not depend solely on future stock price increases. Rather, the award will have value in the long-term, thereby encouraging retention.

The exercise price of options granted by the HRCC is usually set at the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of the HRCC meeting at which the grant is approved. In certain instances, the HRCC has set the exercise price at the closing price on a date in the future to allow time to notify the grantee of the option grant or to set the exercise price on the same date as the starting date of a new employee. If the HRCC sets an option exercise price based on the closing price on the Nasdaq Stock Market on a date in the future, the HRCC confirms that management does not anticipate any material announcements during the period from the HRCC meeting until such future date.

During 2007, the HRCC granted each of Messrs. Buccina, Byers and Plowman an award of 2,865 time-based restricted shares and options to acquire 11,019 shares as reflected in the “Grants of Plan-Based Awards” table on page 33. The HRCC also awarded time-based and performance-based restricted stock to Byron L. Bergren in 2007. The awards to Mr. Bergren were made pursuant to the amendment of Mr. Bergren’s employment agreement. He received 41,297 time-based restricted shares worth $1.35 million at the time of grant: 6,195 shares vested on February 2, 2008, 14,454 shares will vest on January 31, 2009 and 20,648 shares will vest on February 5, 2010. He also received 41,297 performance-based restricted shares, half of which were subject to vesting based on Company performance goals for 2007, and half of which are subject to vesting based on Company performance goals for 2008. As the performance goals for 2007 were not attained, the restricted stock award relating to 2007 performance goals was forfeited.

These awards of performance-based restricted stock reflect the HRCC’s objectives to link an increasing portion of compensation to Company performance and to align the interests of key executives with those of shareholders.

Perquisites and Other Benefits

The Company provides the named executive officers with perquisites and other benefits that the Company and the HRCC believe are reasonable and consistent with the Company’s objective to motivate and retain superior employees for key positions. The HRCC periodically reviews the levels of perquisites and other benefits provided to named executive officers. Perquisites consist of supplemental medical benefits, automobile allowances, club memberships, relocation benefits, and reimbursement of legal fees incurred in connection with the negotiation of employment agreements. In addition, the Company provided Mr. Bergren with rental housing in Milwaukee, Wisconsin for use during his frequent trips to the Company’s merchandising operations prior to Mr. Bergren relocating to Milwaukee on January 30, 2008. Perquisites traditionally have not constituted significant portions of an executive’s compensation.

The named executive officers also participate in benefit programs available to employees generally, such as health and dental insurance, life insurance and long-term disability insurance.

Retirement Benefits

The named executive officers participate in The Bon-Ton Stores, Inc. Retirement Contribution Plan, a tax-qualified defined-contribution plan. Under this plan, employees are able to contribute a portion of their annual salaries on a pre-tax basis and the Company may make discretionary retirement contributions to each eligible associate’s account. The Company generally has matched

30% of the first 6% of eligible compensation that is contributed to the plan. In addition to the matching contribution, the Company provides a discretionary retirement contribution to each eligible employee. For 2007, each named executive officer received a discretionary retirement contribution of $5,816 and a matching contribution of $4,108. These amounts are included in the Summary Compensation Table on page 32.

In connection with the acquisition of Carson’s in March 2006, the Company assumed the Carson Pirie Scott & Co. Pension Plan (the “Carson’s Pension Plan”). The Carson’s Pension Plan is a qualified defined-benefit cash-balance plan in which the only named executive officer who participates is Anthony J. Buccina. The Carson’s Pension Plan was frozen to new participants in 2002 and all future benefit accruals were frozen in May 2006.

Additionally, in connection with the acquisition of Carson’s, a subsidiary of the Company assumed the Carson Pirie Scott & Co. Supplemental Executive Retirement Plan (the “Carson’s SERP”). The Carson’s SERP is a nonqualified, unfunded supplemental retirement plan. The only named executive officer who participates in the Carson’s SERP is Anthony J. Buccina. The Company anticipates that there will be no new participants in the Carson’s SERP. Additional detail on these plans can be found under the heading “Pension Benefits” on page 35.

Employment Agreements and Payments Upon Termination or Change of Control

As discussed more fully below, the Company has entered into employment agreements with Tim Grumbacher, Byron L. Bergren, Anthony J. Buccina and Stephen R. Byers. The decisions to enter into employment agreements and the terms of those agreements were based on the Company’s need to motivate and retain talent for the long-term growth of the Company. Following Mr. Grumbacher’s resignation as Chief Executive Officer in 2004, the HRCC determined it would be beneficial to the Company to continue Mr. Grumbacher’s employment as Executive Chairman of the Board, and both Mr. Grumbacher and the HRCC desired to evidence the arrangement in a written agreement. In December 2007, the HRCC approved an extension of Mr. Grumbacher’s term as Executive Chairman by two years, through January 2010. The HRCC’s key objectives in extending Mr. Grumbacher’s term as Executive Chairman included: (1) retaining Mr. Grumbacher’s experience and expertise as the Company moves from the integration of Carson’s to maximizing its potential as a larger retailer; and (2) maintaining stability of leadership and strategic focus.

The Company entered into an employment agreement with Mr. Bergren following the Company’s acquisition of Elder-Beerman. The term of Mr. Bergren’s employment agreement originally ran through 2008. In July 2007, the Company and Mr. Bergren entered into an amendment of Mr. Bergren’s employment agreement that, among other matters, extended Mr. Bergren’s term as Chief Executive Officer through January 31, 2009 and provided for additional long-term incentive compensation. Pursuant to the amendment, following the end of his term as Chief Executive Officer, Mr. Bergren is to serve through February 5, 2010 in an important role as determined by the Board based upon its decision as to what is in the best interest of the Company. The “important role” means a role, as determined by the Board, consisting of Board-level activities, activities to facilitate the transition of a new Chief Executive Officer and/or such other activities as would be consistent with Mr. Bergren’s position at such time as a Director and former Chief Executive Officer of the Company. The HRCC’s key objectives in entering into the July 2007 amendment of Mr. Bergren’s employment agreement included: (1) retaining Mr. Bergren’s experience and expertise as the Company moves from the integration of Carson’s to maximizing its potential as a larger retailer; (2) maintaining stability of leadership and strategic focus; and (3) facilitating the Company’s succession planning process and enabling Mr. Bergren to assist the Board with this process.

With respect to Mr. Buccina, the HRCC and management of the Company determined his services and merchandising expertise would be critical following the acquisition of Carson’s to ensure a smooth integration and to lead the development and execution of a comprehensive merchandising strategy for the combined Company. The HRCC and Company management determined it would be in the best interests of the Company to enter into an employment agreement to retain Mr. Byers due to his significant level of experience in retail, his direct experience with the Carson’s stores, and for the long-term growth of the Company. The material terms of the employment agreements with the named executive officers are described under the heading “Summary of Employment Agreements with Named Executive Officers” beginning on page 37.

Under the employment agreements, the Company has agreed to provide severance compensation in the event of a termination, change of control or other triggering event. In addition, Keith E. Plowman, with whom the Company does not have an employment agreement, is a participant in the Company’s Severance Plan. These arrangements are designed to promote stability and continuity of senior management. Stock options and restricted stock will generally vest upon a change in control. The Company adopted “single trigger” treatment for equity awards to retain, focus and motivate executives during change in control discussions and to be competitive with current market practice in order to attract the best talent. However, any cash severance benefits require a “double trigger” (including the executive’s separation from the Company under specified circumstances) for payment. Information on these arrangements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change of Control” on page 39.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code limits the deductibility of compensation in excess of $1,000,000 paid to the Chief Executive Officer and certain executive officers unless specified criteria are satisfied. The HRCC reviews and considers the deductibility of executive compensation under Section 162(m) and believes compensation recognized by such persons in 2007 is fully deductible for federal income tax purposes. The HRCC has generally designed the Company’s compensation program in a manner that permits compensation to be deductible; however, grants of restricted stock, when and if those grants vest for tax purposes, may create compensation for the grantee that may be subject to the limitations on deductibility under Section 162(m). The HRCC reserves the right to award non-deductible compensation when it believes such action would be in the best interests of the Company.

Report of the Human Resources and Compensation Committee

The HRCC of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the HRCC recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Human Resources and Compensation Committee

Marsha M. Everton, Chair
Shirley A. Dawe
Todd C. McCarty

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)

Tim Grumbacher,	2007	650,000	—	1,344,830	—	—	142,934	28,092	2,165,856
Executive Chairman of the Board	2006	675,000	—	1,344,830	—	361,563	139,004	13,533	2,533,930
Byron L. Bergren,	2007	1,000,000	150,000	1,228,700	278,157	—	—	164,848	2,821,705
President and Chief Executive Officer	2006	971,154	—	977,358	553,532	1,500,000	—	91,313	4,093,357
Anthony J. Buccina,	2007	780,000	—	768,445	538,562	—	888,887	29,516	3,005,410
Vice Chairman and President — Merchandising	2006	688,750	306,355	603,332	569,379	1,060,313	490,315	28,652	3,747,096
Stephen R. Byers	2007	525,000	—	96,772	320,370	—	—	21,184	963,326
Vice Chairman — Stores, Distribution, Real Estate and Construction	2006	422,891	138,579	17,442	148,985	307,089	—	16,443	1,051,429
Keith E. Plowman,	2007	401,538	—	176,654	103,964	—	—	20,337	702,493
Executive Vice President, Chief Financial Officer and Principal Accounting Officer	2006	380,769	—	127,516	29,144	209,625	—	23,103	770,157

(1)	Actual base salary payments made in 2007 and 2006.

(2)	“Bonus” refers to non-performance-based guaranteed cash payments. In 2007, Mr. Bergren received a bonus pursuant to the terms of the amendment of his employment agreement. In 2006, Mr. Buccina received a $184,118 bonus with respect to his performance at Carson’s and a $122,237 retention payment following the Carson’s acquisition by the Company, and Mr. Byers received a $138,579 retention payment. Other cash incentives were performance-based and are reflected under the column labeled “Non-Equity Incentive Plan Compensation.”

(3)	The amounts reported in this column reflect the amount of compensation cost recognized in 2007 and 2006 for financial statement reporting purposes for restricted stock and RSUs granted in 2007 and prior years for each named executive officer. The calculation of these amounts disregards the estimate of forfeitures related to time-based vesting conditions. The amounts do not reflect compensation actually received by the named executive officers. Assumptions used in the calculation of these amounts are included in Note 17 to our audited financial statements included in our Form 10-K filed with the SEC on April 16, 2008. The grant date fair market value of the restricted stock granted in 2007 is reflected in Grants of Plan-Based Awards Table on page 33.

(4)	The amounts reported in this column reflect the amount of compensation cost recognized in 2007 and 2006 for financial statement reporting purposes for stock options granted in 2007 and prior years for each named executive officer. The calculation of these amounts disregards the estimate of forfeitures related to time-based vesting conditions. The amounts do not reflect compensation actually received by the named executive officers. Assumptions used in the calculation of these amounts are included in Note 17 to our audited financial statements included in our Form 10-K filed with the SEC on April 16, 2008. The grant date fair market value of the stock options granted in 2007 is reflected in Grants of Plan-Based Awards table on page 33.

(5)	The amounts reported in this column reflect the annual performance-based bonus awards to the named executive officers under the Company’s Cash Bonus Plan, which is addressed on page 26 of the Compensation Discussion and Analysis under the heading “Performance-Based Annual Incentive Compensation.”

(6)	The amounts reported in this column reflect (i) the increase in value during 2007 of Mr. Grumbacher’s retiree continuing medical benefits, and (ii) the increase in value during 2007 of Mr. Buccina’s benefits under the Carson’s Pension Plan and the Carson’s SERP. See the Pension Benefits Table on page 35 for more information about these benefits.

(7)	The compensation reflected in the “All Other Compensation” column for each of the named executive officers for 2007 includes Company matching contributions under our Retirement Contribution Plan and the incremental cost to the Company of perquisites, as follows:

								401(k) Plan
					Rental			Company
		Supplemental	Club		Housing in	Life		Match and
	Automobile	Medical	Membership	Reimbursement of	Milwaukee	Insurance	Airfare for	Profit
Name	Usage($)	Benefits($)	Expenses($)	Legal Expenses($)	($)	Premiums($)	Spouse($)	Sharing($)

Tim Grumbacher	—	—	—	17,520	—	472	176	9,924
Byron L. Bergren	19,256	8,030	4,340	13,000	99,804	10,494	—	9,924
Anthony J. Buccina	9,558	2,242	—	—	—	7,792	—	9,924
Stephen R. Byers	6,200	2,300	—	—	—	2,760	—	9,924
Keith E. Plowman	6,200	2,300	—	—	—	1,470	443	9,924

Grants of Plan-Based Awards

Stock options and awards of restricted stock generally vest over a number of years. Any vested options are usually forfeited 90 days after termination of the recipient’s employment, and any unvested shares of restricted stock and unvested options are usually forfeited upon termination of employment.

The table below provides information regarding grants of options and awards of restricted stock made during 2007 to the named executive officers under the Company’s Cash Bonus Plan and Stock Incentive Plan. There were no cash payouts for 2007 performance or any RSU grants made during 2007.

									All		Grant
								All	Other		Date
								Other	Option		Fair
					Estimated Future			Stock	Awards;	Exercise or	Value of
		Estimated Possible			Payouts Under Equity			Awards;	Number of	Base	Stock
		Payouts Under Non-Equity			Incentive Plan			Number of	Securities	Price of	and
		Incentive Plan Awards(1)			Awards(2)			Shares of	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target		Stock or	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)		Units (#)(3)	(#)(4)	($/share)	($)(5)

Tim Grumbacher	N/A	195,000	260,000	520,000	—	—		—	—	—	—
Byron L. Bergren	N/A	1,125,000	1,500,000	2,000,000	—	—		—	—	—	—
	7/19/07	—	—	—	15,486	20,648	(6)	—	—	—	675,000
	7/19/07	—	—	—	—	—		41,297	—	—	1,350,000
Anthony J. Buccina	N/A	731,250	975,000	1,462,500	—	—		—	—	—	—
	3/27/07	—	—	—	—	—			11,019	55.85	291,122
	3/27/07	—	—	—	—	—		2,865	—	—	160,010
Stephen R. Byers	N/A	295,313	393,750	590,625	—	—		—	—	—	—
	3/27/07	—	—	—	—	—			11,019	55.85	291,122
	3/27/07	—	—	—	—	—		2,865	—	—	160,010
Keith E. Plowman	N/A	151,875	202,500	303,750	—	—		—	—	—	—
	3/27/07	—	—	—	—	—			11,019	55.85	291,122
	3/27/07	—	—	—	—	—		2,865	—	—	160,010

(1)	Represents the range of cash payouts targeted for 2007 performance under the Company’s Cash Bonus Plan described in the Compensation Discussion and Analysis on page 26 under the heading “Performance-Based Annual Incentive Compensation.” The amounts shown in the “Threshold” column reflect the minimum payout opportunity if threshold performance was achieved. As performance thresholds were not met, there was no payout under the Cash Bonus Plan.

(2)	Represents the range of performance-based restricted share payouts targeted for 2007 performance. These performance-based restricted shares are earned based on the achievement of goals for 2007 established by the HRCC. As performance thresholds were not met, no payout of these performance-based restricted shares was made.

(3)	Represents awards of restricted shares made under the Stock Incentive Plan. Information regarding the vesting schedules of these awards is included in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table on page 34. Dividends are generally paid on unvested restricted shares when dividends are paid on Company common stock. Restricted shares will vest on an accelerated basis upon the executive’s termination of employment under certain circumstances. Additional information regarding the vesting acceleration provisions applicable to equity awards is included under the heading “Potential Payments upon Termination or Change in Control.”

(4)	Represents options issued under the Stock Incentive Plan. Information regarding the vesting schedules and expiration of these options is included in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table on page 34. Options will vest on an accelerated basis upon the executive’s termination of employment under certain circumstances. Additional information regarding the vesting acceleration provisions applicable to equity awards is included under the heading “Potential Payments upon Termination or Change in Control.”

(5)	Represents the grant date fair value of each equity award computed in accordance with SFAS 123R. The value of the options shown represents the grant date fair value estimated using the Black-Scholes option pricing model in accordance with the provisions of SFAS 123R. For a discussion of valuation assumptions used in the SFAS 123R calculations, see Note 17 to our audited financial statements included in our Form 10-K filed with the SEC on April 16, 2008. The actual value, if any, that an executive may realize on each option will depend on the excess of the stock price over the exercise price on the date the option is exercised and the shares underlying such option are sold. The dollar value of restricted shares shown represents the grant date fair value calculated based on the fair market value of our common stock on the respective grant dates.

(6)	Represents the target award of the first tranche of two tranches of performance-based restricted shares granted to Mr. Bergren on July 19, 2007. The performance goals for the first tranche were established by the HRCC in 2007. The performance goals for the second tranche were not established by the HRCC until March 24, 2008. The second tranche is not reflected in this table because, for purposes of SFAS 123R, performance-based restricted shares are not considered to be “granted” until the performance goals have been established. As of March 24, 2008, the grant date fair value of the second tranche of performance-based restricted shares, as determined in accordance with SFAS 123R, was $130,502.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
												Equity
										Equity		Incentive
										Incentive		Plan
										Plan		Awards:
										Awards:		Market
										Number		or Payout
				Equity					Market	of		Value of
				Incentive					Value of	Unearned		Unearned
				Plan					Shares	Shares,		Shares,
				Awards:			Number of		or	Units or		Units or
				Number			Shares or		Units of	Other		Other
	Number of	Number of		of Securities			Units of		Stock	Rights		Rights
	Securities	Securities		Underlying			Stock		That	That		That
	Underlying	Underlying		Unexercised	Option		That		Have	Have		Have
	Unexercised	Unexercised		Unearned	Exercise	Option	Have Not		Not	Not		Not
	Options-	Options-		Options	Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)(1)	(#)		($)(1)

Tim Grumbacher	—	—		—	—	—	365,205	(2)	2,779,210	—		—
Byron L. Bergren	125,000	—		—	13.05	8/23/2014	—		—	—		—
	41,334	53,666	(3)	—	20.44	7/6/2012	—		—	—		—
	—	—		—	—	—	40,519	(4)	308,350	—		—
	—	—		—	—	—	35,102	(5)	267,126	—		—
	—	—		—	—	—	—		—	20,649	(6)	157,139
Anthony J. Buccina	32,000	64,000	(7)	—	27.15	5/31/2013	—		—	—		—
	—	11,019	(8)	—	55.85	3/26/2014	—		—	—		—
	—	—		—	—	—	55,000	(9)	418,550	—		—
	—	—		—	—	—	2,865	(10)	21,803	—		—
Stephen R. Byers	5,000	10,000	(11)	—	31.84	4/2/2013	—		—	—		—
	7,167	14,333	(12)	—	29.90	10/1/2013	—		—	—		—
	—	11,019	(8)	—	55.85	3/26/2014	—		—	—		—
	—	—		—	—	—	5,250	(13)	39,953	—		—
	—	—		—	—	—	2,865	(10)	21,803	—		—
Keith E. Plowman	3,334	6,666	(14)	—	17.91	5/26/2012	—		—	—		—
	—	11,019	(8)	—	55.85	3/26/2014	—		—	—		—
	—	—		—	—	—	8,000	(15)	60,880	—		—
	—	—		—	—	—	2,865	(10)	21,803	—		—

(1)	Market values reflect the closing price of the Company’s common stock on the Nasdaq Stock Market on February 1, 2008 (the last business day of the fiscal year), which was $7.61 per share.

(2)	Restricted shares vest 100% on February 1, 2010.

(3)	Stock options vest as follows: 20,666 on July 6, 2008 and 33,000 on July 6, 2009.

(4)	Restricted shares vest 100% on February 8, 2008.

(5)	Restricted shares vest as follows: 14,454 on January 31, 2009 and 20,648 on February 5, 2010.

(6)	These performance-based restricted shares vest based on 2008 performance criteria established by the HRCC.

(7)	Stock options vest 1/2 on June 1, 2008 and 1/2 on January 31, 2009.

(8)	Stock options vest 100% on March 26, 2010.

(9)	Restricted shares vest as follows: 21,666 on June 1, 2008 and 33,334 shares on January 31, 2009.

(10)	Restricted shares vest 100% on March 26, 2010.

(11)	Stock options vest 1/2 on April 2, 2008 and 1/2 on April 2, 2009.

(12)	Stock options vest 1/2 on October 2, 2008 and 1/2 on October 2, 2009.

(13)	Restricted shares vest 100% on October 2, 2009.

(14)	Stock options vest 1/2 on May 27, 2008 and 1/2 on May 27, 2009.

(15)	Restricted shares vest 100% on April 2, 2009.

Pension Benefits

The Pension Benefits Table below shows the actuarial present value of accumulated benefits payable to each of our named executive officers and the number of years credited to each named executive officer under each of the Carson’s SERP; the Carson’s Pension Plan; and the Executive Transition Agreement dated February 1, 2005, as amended, between the Company and Mr. Grumbacher (the “Executive Transition Agreement”), pursuant to which Mr. and Mrs. Grumbacher are entitled to continue participation in the Company’s group medical plan upon cessation of Mr. Grumbacher’s employment with the Company.

The present values set forth have been calculated for the named executive officers assuming that each will remain in service until normal retirement age as defined under each plan. The assumptions set forth in Note 8 to our audited financial statements included in our Form 10-K filed with the SEC on April 16, 2008 are used below and are incorporated by reference.

				Present Value of
		Number of Years		Accumulated	Payments During
Name	Plan Name	Credited Service		Benefit ($)	Last Fiscal Year ($)

Tim Grumbacher	Retiree Medical Benefits	N/A		281,938	—
Byron L. Bergren	—	—		—	—
Anthony J. Buccina	Carson’s Pension Plan	13	(1)	212,194	—
	Carson’s SERP	12	(2)	2,980,652	—
Stephen R. Byers	—	—		—	—
Keith E. Plowman	—	—		—	—

(1)	Although Mr. Buccina has 15 years of actual service, he is credited with only 13 years of service under the terms of the Carson’s Pension Plan as all future benefit accruals were frozen in May 2006.

(2)	Although Mr. Buccina has 15 years of actual service, he is credited with only 12 years of service, the maximum service period under the terms of the Carson’s SERP.

Description of Plans Named in Pension Benefits Table

Carson’s Supplemental Executive Retirement Plan

In connection with the acquisition of Carson’s in March 2006, the Company assumed the Carson’s SERP. The Carson’s SERP is a nonqualified, unfunded supplemental retirement plan intended to provide supplemental retirement benefits to a select group of management or highly compensated employees. The only named executive officer who participates in the Carson’s SERP is Anthony J. Buccina.

As a result of the acquisition of Carson’s, participants under the Carson’s SERP who remained employed with the Company after the acquisition became fully vested in their entire accrued benefit. As such, Mr. Buccina is fully vested in his entire accrued benefit under the Carson’s SERP.

Participants who remained employed by the Company at the time of the acquisition but who do not terminate employment within two years after the acquisition are entitled to receive their accrued benefits after attaining the age of 62 and following a termination of their employment. However, the participant may request certain alternative, actuarially equivalent benefits (other than a lump sum). Accrued benefits are generally payable in the form of an annuity for the life of the participant. The participant may elect an optional form of payment which may include (i) a joint and 50% survivor annuity or (ii) a joint and 100% survivor annuity.

Benefits are calculated based on a percentage (limited to 40%) of the average of the five most highly compensated calendar years out of the participant’s previous ten years as an employee, the product of which is multiplied by the number of calendar months of service, to a maximum of 144 months. The amount of a participant’s accrued benefit will be offset against certain other benefits to which the participant is entitled. The distribution provisions of the Carson’s SERP may be modified to ensure compliance with certain changes in federal tax laws related to nonqualified deferred compensation.

Carson Pirie Scott Pension Plan

In connection with the acquisition of Carson’s in March 2006, the Company assumed the Carson’s Pension Plan. The Carson’s Pension Plan is a qualified defined-benefit cash-balance plan in which the only named executive officer who participates is Anthony J. Buccina. The Carson’s Pension Plan was frozen to new participants in 2002 and all future benefit accruals were frozen in May 2006. The Carson’s Pension Plan was amended in 2007 in compliance with the Pension Protection Act of 2006.

Requirements For Retirement Benefits

Normal Retirement:  Employees who terminate employment with three or more years of service and have attained age 65 qualify for normal retirement. Payment of the full benefit commences as soon as practicable following termination. Mr. Buccina is not currently eligible for normal retirement under the Carson’s Pension Plan.

Early Retirement:  Employees who have completed three or more years of service and are age 55 or older upon termination are eligible for early retirement. In addition, employees who participated in Carson’s previous plan which was merged into the Carson’s Pension Plan are eligible for early retirement after 30 years of service. Payment of pension benefits will commence at age 65, unless the employee elects to begin such payments earlier in which case the pension benefit amount may be reduced. Mr. Buccina is currently eligible for early retirement under the Carson’s Pension Plan.

Termination Other than Normal Retirement or Early Retirement:  Employees who terminate employment with three years or more of service prior to attaining age 55 qualify to receive a deferred vested pension. Payment of deferred vested pension benefits will commence at age 65, unless the employee elects to begin such payments earlier in which case the deferred vested pension benefit amount may be reduced. Mr. Buccina is currently eligible for deferred vested pension benefits under the Carson’s Pension Plan.

Form of Payment

For an unmarried employee, the normal form of payment is a life annuity. For a married employee, the normal form of payment is a qualified joint and surviving spouse annuity; however, the married employee may elect to receive payment in the form of a single life annuity. Any employee may elect to receive pension benefits in the form of an actuarially equivalent life annuity, joint and survivor annuity, life annuity with ten years guaranteed, ten-year annuity with specified monthly payments, or a lump sum.

Calculation of Benefits

Effective May 1, 2002, the Carson’s Pension Plan was amended and restated to convert the plan’s benefit formula to a cash-balance design. Under this design, the pension benefit is expressed as a cash-balance account. Employees with accrued pension benefits as of April 30, 2002, including Mr. Buccina, are considered continued participants under the current Carson’s Pension Plan.

Effective May 20, 2006, future accruals in the Carson’s Pension Plan were eliminated. Generally, the lump sum benefit payable under the Plan is the cash balance account value as of that date, with annual interest credits at the greater of 4.75% or the yield on 3-year U.S. Treasury constant maturities as of the last day of the prior calendar year. However, the lump sum benefit is not less than the lump sum value of benefits accrued under prior Plan formulas as of May 20, 2006.

Retiree Medical Benefits for Tim Grumbacher

Pursuant to the Executive Transition Agreement, Mr. Grumbacher and his spouse are entitled to continue participation in the Company’s group medical plan and to continue participation in a supplemental medical benefits plan following the cessation of Mr. Grumbacher’s employment with the Company for any reason. Such participation will occur at no cost to the Grumbachers for the duration of their respective lifetimes. If Mr. Grumbacher and/or his spouse are unable to participate in the group medical plan, he and/or she shall either (i) receive cash payments from the Company to enable the purchase of similar coverage on an individual basis, or (ii) the Company shall purchase an insurance policy to provide similar coverage.

Option Exercises and Stock Vested During 2007

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
	(#)	($)	(#)	($)

Tim Grumbacher	—	—	—	—
Byron L. Bergren	—	—	35,000	271,250
	—	—	6,195	47,144
Anthony J. Buccina	—	—	10,000	486,700
Stephen R. Byers	—	—	—	—
Keith E. Plowman	—	—	6,000	83,700

Summary of Employment Agreements with Named Executive Officers

Tim Grumbacher, Executive Chairman of the Board

Mr. Grumbacher and the Company entered into an Executive Transition Agreement on February 1, 2005, which was amended on December 6, 2007. The agreement, as amended, runs through January 31, 2010. Pursuant to the amended agreement, Mr. Grumbacher will serve as the Company’s Executive Chairman of the Board and as a member of the Executive Committee of the Board during the term of the agreement, will receive an annual base salary of $650,000, and will be eligible to earn an annual cash bonus in accordance with pre-determined criteria established by the HRCC under the Company’s Cash Bonus Plan.

Pursuant to the December 6, 2007 amendment to the agreement, the provision for a payment by the Company to Mr. Grumbacher to cover, on a net after-tax basis, the excise tax imposed on all amounts treated as “excess parachute payments” under Section 280G of the Code was eliminated. The amended agreement also provides for a reduction of cash payable to Mr. Grumbacher upon a change in control if, and to the extent necessary, such reduction would be sufficient to avoid treatment of any payments or benefits as “excess parachute payments” under Section 280G of the Code.

Under his agreement, Mr. Grumbacher was granted 365,205 restricted shares of the Company’s common stock pursuant to the terms of the Stock Incentive Plan. The shares will vest on February 1, 2010, subject to accelerated vesting under certain circumstances. The Company has agreed to provide Mr. Grumbacher and his wife with medical insurance and supplemental medical benefits for the duration of each of their lives. In addition, for the duration of Mr. Grumbacher’s life, the Company will provide him with secretarial support and office space and allow him to participate in the Company’s associate discount program. For information regarding potential severance payments and accelerated vesting of equity awards to which Mr. Grumbacher may be entitled upon certain termination events and/or a change in control, see “Potential Payments Upon Termination or Change in Control” on page 39.

Byron L. Bergren, President and Chief Executive Officer

Mr. Bergren’s employment agreement with the Company was entered into on August 24, 2004 and amended on May 1, 2005, May 23, 2006 and July 19, 2007. The term of his employment agreement continues to February 5, 2010 unless sooner terminated in accordance with its terms. Mr. Bergren’s employment agreement, as amended, provides for a minimum annual base salary of $1,000,000 and a bonus in accordance with the Company’s Cash Bonus Plan. Mr. Bergren’s agreement provides that he will be nominated to serve as a director of the Company for as long as he is employed by the Company during the term of the agreement.

Pursuant to the July 19, 2007 amendment to his employment agreement, Mr. Bergren was granted the following long-term incentive compensation awards:

•	41,297 time-based restricted shares of the Company’s common stock which had an aggregate value of $1,350,000 as of July 19, 2007. Fifteen percent (6,195 shares) vested on February 2, 2008. Thirty-five percent (14,454 shares) will vest on January 31, 2009, and fifty percent (20,648 shares) will vest on February 5, 2010, provided, in each case, Mr. Bergren is continuously employed by the Company through such date, except that vesting of such shares may be accelerated in certain circumstances as described under the heading “Potential Payments Upon Termination or Change in Control” on page 39.

•	41,297 performance-based restricted shares with a value of $1,350,000 as of July 19, 2007. One-half of these restricted shares were forfeited based upon the failure to achieve the net income performance targets for 2007. The other one-half vest, if at all, based upon the achievement of performance targets for 2008.

•	365,854 performance-based restricted shares with a value of $2,700,000 as of February 4, 2008. One-half of these restricted shares will vest, if at all, based upon the achievement of performance targets for 2008, and the other one-half will vest, if at all, based upon the achievement of performance targets for 2009.

Mr. Bergren’s employment agreement contains a non-competition clause that, during Mr. Bergren’s employment and for a period of one year after termination of his employment, prohibits Mr. Bergren from engaging in or being financially interested in the retail department stores business of any competitor of the Company identified in the employment agreement. For information regarding potential severance payments and accelerated vesting of equity awards to which Mr. Bergren may be entitled upon certain termination events and/or a change in control, see “Potential Payments Upon Termination or Change in Control.”

Anthony J. Buccina, Vice Chairman and President — Merchandising

On June 1, 2006, the Company entered into an employment agreement with Anthony Buccina. The agreement terminates on January 31, 2009, unless sooner terminated in accordance with its terms. Mr. Buccina’s initial base salary under his employment agreement is $780,000 per year. This base salary is subject to review during the term of the employment agreement and may be increased in the sole discretion of the Company upon approval of the HRCC.

Pursuant to his employment agreement, Mr. Buccina received a grant of options to purchase shares of the Company’s common stock and a grant of restricted shares, all as reflected in the table of Outstanding Equity Awards on page 34. The employment agreement also provides that Mr. Buccina will continue his participation in the Carson’s SERP. Mr. Buccina is entitled to receive an immediate single sum distribution of the entire present value of his accrued benefit within 60 days after his termination of employment for any reason.

Mr. Buccina’s employment agreement contains a non-competition clause that, during Mr. Buccina’s employment and for a period of one year after termination of his employment, prohibits Mr. Buccina from engaging in or being financially interested in the retail department stores business of any competitor of the Company named in the employment agreement. For information regarding potential severance payments and accelerated vesting of equity awards to which Mr. Buccina may be entitled upon certain termination events and/or a change in control, see “Potential Payments Upon Termination or Change in Control.”

Stephen R. Byers, Vice Chairman — Stores, Distribution, Real Estate and Construction

The Company entered into an employment agreement with Mr. Byers on June 28, 2006, as amended in December 2006, that continues to January 31, 2009 unless sooner terminated in accordance with its terms. This employment agreement, as amended, provides for a minimum annual base salary of $525,000, which is subject to review during the term of the employment agreement. If Mr. Byers is discharged without Cause or resigns for Good Reason (as defined in the agreement), he will continue to receive his base salary for one year. Upon a change in control of the Company, all options and shares of restricted stock held by Mr. Byers will immediately vest and, upon termination of his employment under certain circumstances after a change in control, Mr. Byers will be entitled to a payment equal to the lesser of (i) 2.99 times his base salary at the time of the change in control, and (ii) the maximum amount permitted by Section 280G of the Code.

Mr. Byers’ employment agreement contains a non-competition clause that, during Mr. Byers’ employment and for a period of one year after termination of his employment, prohibits Mr. Byers from engaging in or being financially interested in the retail department stores business of any competitor of the Company named or otherwise identified in the employment agreement. For information regarding potential severance payments and accelerated vesting of equity awards to which Mr. Byers may be entitled upon certain termination events and/or a change in control, see “Potential Payments Upon Termination or Change in Control.”

Potential Payments Upon Termination or Change in Control

The Company has entered into agreements and maintains plans that will require the Company to provide compensation to the named executive officers in the event of a termination of employment or a change in control of the Company. The potential amount of compensation payable to each named executive officer in each situation is set forth in the tables below. The amounts shown in the tables assume that termination of the named executive officer and/or a change in control occurred on February 2, 2008. The actual amounts to be paid will depend on the circumstances and time of the termination or change in control.

Tim Grumbacher — Executive Chairman of the Board

		Mr. Grumbacher
		Ceases to Serve as
		Chairman of the	Change in
	Mr. Grumbacher	Board by Mutual	Control	Change in
	Ceases to Serve as	Consent with the	Without	Control and
	Chairman of the	Company or as a	Termination of	Mr. Grumbacher
	Board not as a	Result of the	Mr. Grumbacher’s	Ceases to be the
	Result of Breach of	Company’s	Position as	Executive Chairman
Executive Benefits and Payments Upon	the Agreement by	Breach of	Executive	by Reason of Such
Termination	the Company	the Agreement	Chairman	Change in Control	Disability	Death

Cash Severance	—	—	—	$1,300,000	—	—
Pro-rated Non-Equity Incentive Compensation (Cash Bonus)	—	—	—	520,000	—	—
Value of Accelerated Restricted Stock(1)	—	$2,779,210	$2,779,210	2,779,210	$2,779,210	$2,779,210
Continuing Health and Welfare Benefits for Mr. Grumbacher and his Spouse for Life(2)	$281,938	281,938	—	281,938	281,938	281,938
Office Space and Secretarial Support(3)	416,756	416,756	—	416,756	416,756	—
Life Insurance	—	—	—	—	—	1,073,000
Total	$698,694	$3,477,904	$2,779,210	$5,297,904	$3,477,904	$4,134,148

(1)	The intrinsic value of unvested restricted stock subject to accelerated vesting, based on the closing price of the Company’s common stock on the Nasdaq Stock Market on February 1, 2008 ($7.61 per share).

(2)	The actuarial present value of continuing health and welfare benefits for Mr. Grumbacher and his wife for their lifetimes.

(3)	The actuarial present value of office space and secretarial support for Mr. Grumbacher’s lifetime at the Company’s office in York, Pennsylvania.

Byron L. Bergren — President and Chief Executive Officer

			Involuntary
			Termination
		Voluntary	Without
		Termination	Cause or	Change in	Change in
	Termination	without	Resignation	Control	Control
	for	Good	for Good	Without	with
Executive Benefits and Payments Upon Termination	Cause	Reason	Reason(1)	Termination	Termination(2)		Retirement	Disability	Death

Cash Severance	—	—	$2,000,000	—	$4,731,319	(3)	—	—	—
Pro-rated Non-Equity Incentive Compensation (Cash Bonus)	—	—	—	—	—		—	—	—
Value of Accelerated Options(4)	—	—	—	—	—		—	—	—
Value of Accelerated Restricted Stock(5)	—	—	575,476	$889,746	889,746		—	$889,746	$889,746
Value of Performance RSUs(6)	—	$154,171	154,171	308,342	308,342		$154,171	308,342	308,342
Accrued Vacation Pay	—	—	—	—	—		—	—	—
Continuing Health and Welfare Benefits	—	—	29,435	—	44,153		—	—	—
Life Insurance	—	—	—	—	—		—	—	2,000,000
Total	—	$154,171	$2,759,082	$1,198,088	$5,973,560		$154,171	$1,198,088	$3,198,088

(1)	Payment requires the execution of a general release.

(2)	With regard to change in control, “termination” means either (i) Mr. Bergren is discharged without cause during the term of his employment agreement following the closing of the change in control transaction, or (ii) Mr. Bergren resigns for any reason after the expiration of three months following the change in control, including, without limitation, resignation by Mr. Bergren with or without “Good Reason.”

(3)	Pursuant to Mr. Bergren’s employment agreement, as amended, if the aggregate present value of the “parachute payments” determined under Section 280G exceeds three times his “base amount,” as defined in Section 280G, the payouts upon a change in control shall be reduced to be less than three times his base amount. This calculation did not require such reduction.

(4)	The intrinsic value of unvested options subject to accelerated vesting, based on the difference between the exercise price of the options and the closing price of the Company’s common stock on the Nasdaq Stock Market on February 1, 2008 ($7.61 per share). There is no value reflected for accelerated options as the exercise price of options exceeded the closing price of the Company’s stock on February 1, 2008.

(5)	The intrinsic value of unvested restricted stock subject to accelerated vesting, based on the closing price of the Company’s common stock on the Nasdaq Stock Market on February 1, 2008 ($7.61 per share).

(6)	Mr. Bergren’s RSUs for 2006 vested on February 3, 2007 without regard to acceleration and their vesting would not have been affected by Mr. Bergren’s termination or a change in control on February 2, 2008. Mr. Bergren’s RSUs for 2007 would have vested as a result of a change in control on February 2, 2008.

Anthony J. Buccina — Vice Chairman and President — Merchandising

		Voluntary
		Termination	Involuntary	Resignation	Change in	Change in
		Without	Termination	for	Control	Control
Executive Benefits and Payments	For Cause	Good	Without	Good	Without	with
Upon Termination	Termination	Reason	Cause(1)	Reason(1)	Termination	Termination(2)	Retirement	Disability	Death

Cash Severance	—	—	$1,560,000	$1,560,000	—	$1,560,000	—	—	—

Pro-rated Non-Equity Incentive Compensation (Cash Bonus)	—	—	—	—	—	—	—	—	—

Value of Accelerated Options(3)	—	—	—	—	—	—	—	—	—

Value of Accelerated Restricted Stock(4)	—	—	—	—	$440,353	440,353	—	$440,353	$440,353

Carson’s SERP(5)	$2,980,652	$2,980,652	2,980,652	2,980,652	—	2,980,652	$2,980,652	2,980,652	2,980,652

Carson’s Pension Plan(5)	212,194	212,194	212,194	212,194	—	212,194	212,194	212,194	212,194

Life Insurance	—	—	—	—	—	—	—	—	1,560,000

Total	$3,192,846	$3,192,846	$4,752,846	$4,752,846	$440,353	$5,193,199	$3,192,846	$3,633,199	$5,193,199

(1)	Payment requires execution of a general release.

(2)	If, within six months following a change of control, Mr. Buccina leaves the Company for any reason other than termination without cause, he may not collect any additional benefits.

(3)	The intrinsic value of unvested options subject to accelerated vesting, based on the difference between the exercise price of the options and the closing price of the Company’s common stock on the Nasdaq Stock Market on February 1, 2008 ($7.61 per share). There is no value reflected for accelerated options as the exercise price of options exceeded the closing price of the Company’s stock on February 1, 2008.

(4)	The intrinsic value of unvested restricted stock subject to accelerated vesting, based on the closing price of the Company’s common stock on the Nasdaq Stock Market on February 1, 2008 ($7.61 per share).

(5)	The actuarial equivalent present value of the accrued benefit.

Stephen R. Byers — Vice Chairman — Stores, Distribution, Real Estate and Construction

		Voluntary
		Termination	Involuntary		Change in		Change in
Executive Benefits		Without	Termination	Resignation	Control		Control
and Payments	For Cause	Good	Without	for Good	Without		with
Upon Termination	Termination	Reason	Cause(1)	Reason(1)	Termination		Termination(2)		Retirement	Disability	Death

Cash Severance	—	—	$787,500	$787,500	—		$787,500		—	—	—
Pro-rated Non-Equity Incentive Compensation (Cash Bonus)	—	—	—	—	—		—		—	—	—
Value of Accelerated Options(3)	—	—	—	—	—		—		—	—	—
Value of Accelerated Restricted Stock(4)	—	—	—	—	$61,755	(5)	61,755	(5)	—	$61,755	$61,755
Life Insurance	—	—	—	—	—		—		—	—	1,000,000
Total	—	—	$787,500	$787,500	$61,755		$849,255		—	$61,755	$1,061,755

(1)	Payment requires execution of a general release.

(2)	If, within six months following a change of control, Mr. Byers leaves the Company for any reason other than termination without cause, he may not collect any additional benefits.

(3)	The intrinsic value of unvested options subject to accelerated vesting, based on the difference between the exercise price of the options and the closing price of the Company’s common stock on the Nasdaq Stock Market on February 1, 2008 ($7.61 per share). There is no value reflected for accelerated options as the exercise price of options exceeded the closing price of the Company’s stock on February 1, 2008.

(4)	The intrinsic value of unvested restricted stock subject to accelerated vesting, based on the closing price of the Company’s common stock on the Nasdaq Stock Market on February 1, 2008 ($7.61 per share).

(5)	The HRCC has discretion to fully vest the restricted stock of the Company upon a change in control. This calculation assumes the HRCC would choose to fully vest all restricted stock upon a change in control on February 2, 2008.

Keith E. Plowman — Executive Vice President, Chief Financial Officer and Principal Accounting Officer

							Change in
							Control
			Involuntary		Change in		With
Executive Benefits and			Termination		Control		Termination
Payments Upon	For Cause	Voluntary	Without		Without		Without
Termination	Termination	Termination	Cause		Termination		Cause		Retirement	Disability	Death

Cash Severance	—	—	$116,826	(1)	—		$116,826	(1)	—	—	—
Pro-rated Non-Equity Incentive Compensation (Cash Bonus)	—	—	—		—		—		—	—	—
Value of Accelerated Options(2)	—	—	—		—		—		—	—	—
Value of Accelerated Restricted Stock(3)	—	—	—		$82,683	(4)	82,683	(4)	—	$82,683	$82,683
Life Insurance	—	—	—		—		—		—	—	810,000
Total	—	—	$116,826		$82,683		$199,509		—	$82,683	$892,683

(1)	Assumes Mr. Plowman signs a general release and is not rehired by the Company.

(2)	The intrinsic value of unvested options subject to accelerated vesting, based on the difference between the exercise price of the options and the closing price of the Company’s common stock on the Nasdaq Stock Market on February 1, 2008 ($7.61 per share). There is no value reflected for accelerated options as the exercise price of options exceeded the closing price of the Company’s stock on February 1, 2008.

(3)	The intrinsic value of unvested restricted stock subject to accelerated vesting, based on the closing price of the Company’s common stock on the Nasdaq Stock Market on February 1, 2008 ($7.61 per share).

(4)	The HRCC has discretion to fully vest the restricted stock of the Company upon a change in control. This calculation assumes the HRCC would choose to fully vest all restricted stock upon a change in control on February 2, 2008.

Equity Compensation Plan Information

At February 2, 2008, the Amended and Restated 1991 Stock Option and Restricted Stock Plan and the Stock Incentive Plan were in effect. Each of these plans has been approved by the shareholders. There were no other equity compensation plans in effect. The following information concerning these plans is as of February 2, 2008:

			Number of
			securities
			remaining available
	Number of shares of		for future issuance
	common stock to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in
	and rights	and rights	column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders
Stock options	700,558	$27.03	—	(1)
Restricted shares	594,658	—	—	(1)
Restricted stock units	102,525	—	—	(1)

Subtotal	1,397,741	—	923,941
Equity compensation plans not approved by security holders	—	—	—

Total	1,397,741	—	923,941

(1)	The referenced plans do not allocate available shares among stock options, restricted shares or RSUs.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Executive officers, directors and persons who own more than 10% of the Company’s common stock are required to file reports of their holdings and transactions in Company stock with the Securities and Exchange Commission. To our knowledge, all such 2007 filings were made in a timely manner.

RELATED PARTY TRANSACTIONS

The Company’s Code of Ethical Standards and Business Conduct provides that no director or associate of the Company shall engage in any transactions with the Company unless approved by the Audit Committee. The Audit Committee Charter provides that the Audit Committee shall have the responsibility to review and approve all such related party transactions. All executive officers and directors are required to disclose any possible related party transaction in which such executive officer or director may participate and each such transaction must be approved by the Audit Committee.

The Company leases its Oil City, Pennsylvania store from Nancy T. Grumbacher, Trustee of the 2002 Indenture of Trust of M. Thomas Grumbacher, pursuant to a lease entered into on January 1, 1981. The Oil City lease terminates on July 31, 2011, and the Company has four five-year renewal options. The rental payments during 2007 under this lease were $223,500. The aggregate amount of all payments due under the terms of the lease at the beginning of 2008 through the remainder of the current term is approximately $782,250. Ms. Grumbacher is the wife of Tim Grumbacher, the Executive Chairman of the Board.

Michael L. Gleim, a non-employee Director, rendered consulting services to the Company during 2007 for which he was paid $180,000. In addition, Mr. Gleim received a $50,000 supplemental retirement benefit during 2007 from the Company which was paid pursuant to the terms of an employment agreement with Mr. Gleim with respect to his employment as Vice Chairman of the Company from 1995 to 2002.

SHAREHOLDER PROPOSALS

Shareholder proposals for the 2009 Annual Meeting of Shareholders must be received by the Company by January 15, 2009 in order to be considered at the meeting and included in the Company’s proxy statement and form of proxy relating to that meeting.

If notice of any proposal with respect to a matter to be addressed at the 2009 Annual Meeting of Shareholders is received by the Company after March 30, 2009, the proposals with respect to such matter shall be deemed “untimely” for purposes of Rule 14a-4(c) under the Securities Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal.

HOUSEHOLDING OF PROXY MATERIALS

SEC regulations permit the Company to send a single set of proxy materials, including this Proxy Statement and the Annual Report to Shareholders, to two or more shareholders that share the same address. Each shareholder will continue to receive his or her own separate proxy card. Upon written or oral request, the Company will promptly deliver a separate set of proxy materials to a shareholder at a shared address that only received a single set of proxy materials for this year. If a shareholder would prefer to receive his or her own copy, please contact Mary Kerr, Vice President — Investor Relations, by telephone at (717) 757-7660, by U.S. mail at 2801 E. Market Street, York, Pennsylvania 17402 or by e-mail at ir@bonton.com. Similarly, if a shareholder would like to receive his or her own set of the Company’s proxy materials in future years or if a shareholder shares an address with another shareholder and both would like to receive only a single set of the Company’s proxy materials in future years, please contact Ms. Kerr.

Appendix A

THE BON-TON STORES, INC. SECOND AMENDED AND RESTATED
2000 STOCK INCENTIVE AND PERFORMANCE-BASED AWARD PLAN

(Amended and Restated as of June 17, 2008)

1.  Purpose.  The Bon-Ton Stores, Inc. (the “Company”) hereby adopts The Bon-Ton Stores, Inc. Amended and Restated 2000 Stock Incentive and Performance-Based Award Plan (the “Plan”), effective as of June 20, 2006. The Plan, as herein amended and restated, is intended to recognize the contributions made to the Company by employees (including employees who are members of the Board of Directors), directors, consultants and advisors of the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company’s Common Stock, par value $.01 per share (the “Common Stock”), and to permit Awards of Restricted Stock that may be characterized as “performance-based” compensation for purposes of Section 162(m) of the Code. No Performance-Based Award shall become vested unless the Plan, as herein amended and restated, including the provisions of Section 16, has been disclosed to and approved by the Company’s shareholders.

2.  Definitions.  Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

A.	“Affiliate” means a corporation that is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

B.	“Award” means an award of Restricted Stock, granted under the Plan, designated by the Committee at the time of such grant as an Award, and containing the terms specified herein for Awards.

C.	“Award Document” means the document described in Section 9 that sets forth the terms and conditions of each grant of an Award.

D.	“Board of Directors” means the Board of Directors of the Company.

E.	“Change of Control” shall have the meaning as set forth in Section 10.

F.	“Code” means the Internal Revenue Code of 1986, as amended.

G.	“Committee” shall have the meaning set forth in Section 3.A.

H.	“Company” means The Bon-Ton Stores, Inc., a Pennsylvania corporation.

I.	“Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

J.	“Fair Market Value” shall have the meaning set forth in Section 8.B.

K.	“Grantee” means a person who is granted Restricted Stock.

L.	“ISO” means an Option granted under the Plan that is intended to qualify as an “incentive stock option” within the meaning of Section 422(b) of the Code.

M.	“Non-qualified Stock Option” means an Option granted under the Plan that is not intended to qualify, or otherwise does not qualify, as an “incentive stock option” within the meaning of Section 422(b) of the Code.

N.	“Option” means either an ISO or a Non-qualified Stock Option granted under the Plan.

O.	“Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

P.	“Option Document” means the document described in Section 8 that sets forth the terms and conditions of each grant of Options.

Q.	“Option Price” means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Section 8.B.

R.	“Performance-Based Award” means an Award granted pursuant to Section 16.

S.	“Performance-Based Award Limitation” means the limitation on the number of Shares that may be granted pursuant to Performance-Based Awards to any one Participant, as set forth in Section 16.F.

T.	“Performance Period” means any period designated by the Committee as a period of time during which a Performance Target must be met for purposes of Section 16.

U.	“Performance Target” means the performance target established by the Committee for a particular Performance Period, as described in Section 16.B.

V.	“Restricted Stock” means Shares issued to a person pursuant to an Award.

W.	“Shares” means the shares of Common Stock that are the subject of Options or Awards.

X.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

3.	Administration of the Plan.

A.	Committee. The Plan shall be administered by the Board of Directors, or, in the discretion of the Board of Directors, by a committee composed of two (2) or more of the members of the Board of Directors. To the extent possible, and to the extent the Board of Directors deems it necessary or appropriate, each member of the Committee shall be a “Non- Employee Director” (as such term is defined in Rule 16b-3 promulgated under the Exchange Act) and an “Outside Director” (as such term is defined in Treasury Regulations Section 1.162-27 promulgated under the Code); however, the Board of Directors may designate two or more committees to operate and administer the Plan in its stead. Any of such committees designated by the Board of Directors is referred to as the “Committee,” and, to the extent that the Plan is administered by the Board of Directors, “Committee” shall also refer to the Board of Directors as appropriate in the particular context. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors.

B.	Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

C.	Grants. The Committee shall from time to time at its discretion direct the Company to grant Options or Awards pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the Optionees and Grantees to whom and the times at which Options and Awards shall be granted, (ii) determine the price at which Options shall be granted, (iii) determine the type of Option to be granted and the number of Shares subject thereto, (iv) determine the number of Shares to be granted pursuant to each Award and (v) approve the form and terms and conditions of the Option Documents and of each Award; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Optionee’s or Grantee’s services and responsibilities, the Optionee’s or Grantee’s present and potential contribution to the Company’s success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or Award granted under it shall be final, binding and conclusive.

D.	Exculpation. No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options or Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his or her office within the meaning of subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 3.D shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.

E.	Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors. Each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company’s Articles of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options or Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

4.  Grants of Options under the Plan.  Grants of Options under the Plan may be in the form of a Non-qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

5.  Eligibility.  All employees (including employees who are members of the Board of Directors or its Affiliates), directors, consultants and advisors of the Company or its Affiliates shall be eligible to receive Options or Awards hereunder; provided, that only employees of the Company or its Affiliates shall be eligible to receive ISOs. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee of the Company or its Affiliates.

6.  Shares Subject to Plan.  The aggregate maximum number of Shares for which Options or Awards may be granted pursuant to the Plan is three million six hundred thousand (3,600,000) adjusted as provided in Section 11. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, or if Restricted Stock is canceled or forfeited pursuant to the terms of an Award, the Shares for which the Option was not exercised or that were canceled or forfeited pursuant to the Award may again be the subject of an Option or Award granted pursuant to the Plan.

7.  Term of the Plan.  No Option or Award may be granted under the Plan after March 2, 2010.

8. Option Documents and Terms.  Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan.

A.	Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options that are intended to be ISOs and Options that are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan. The maximum number of Shares for which Options may be granted to any single Optionee in any fiscal year, adjusted as provided in Section 11, shall be four hundred thousand (400,000) Shares.

B.	Option Price. Each Option Document shall state the Option Price that, for all ISOs, shall be at least 100% of the Fair Market Value of the Shares at the time the Option is granted as determined by the Committee in accordance with this Section 8.B; provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares of capital stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares at the time the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per Share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price per share thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported “bid” and “asked” prices per share thereof, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc., or as reported in a customary financial reporting service, as applicable and as the Committee determines, on the relevant date. If the Common Stock is not traded in a public market on the relevant date, the Fair Market Value shall be as determined in good faith by the Committee.

C.	Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the “Act”)), contain the Optionee’s acknowledgment in form and substance satisfactory to the Company that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale that, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Optionee has been advised and understands that (A) the Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares under the Act or to take any action that would make available to the Optionee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (I) registration under federal or state securities laws, (II) the receipt of an opinion that an appropriate exemption from such registration is available, (III) the listing or inclusion of the Shares on any securities exchange or in an automated quotation system or (IV) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this Section 8.C has occurred.

D.	Medium of Payment. An Optionee shall pay for Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including, without limitation, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of Common Stock held by the Optionee for at least six months. If payment is made in whole or in part in shares of Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares of Common Stock owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, accompanied by stock powers duly endorsed in blank by the Optionee. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of Common Stock to exercise an Option as it deems appropriate.

E.	Termination of Options.

          1.  No Option shall be exercisable after the first to occur of the following:

(a)	Expiration of the Option term specified in the Option Document, which shall not exceed (i) ten years from the date of grant, or (ii) five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares of capital stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or of an Affiliate;

(b)	Expiration of ninety (90) days from the date the Optionee’s employment or service with the Company or its Affiliate terminates for any reason other than Disability or death or as otherwise specified in Section 8.E.1(d) or Section 10 below;

(c)	Expiration of one year from the date the Optionee’s employment or service with the Company or its Affiliate terminates due to the Optionee’s Disability or death;

(d)	A finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his or her employment or service contract with the Company or an Affiliate, or has been engaged in any sort of disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price of such Shares. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture; or

(e)	The date, if any, set by the Board of Directors as an accelerated expiration date pursuant to Section 10 hereof.

2.	Notwithstanding the foregoing, the Committee may extend the period during which an Option may be exercised to a date no later than the date of the expiration of the Option term specified in the Option Documents, as they may be amended, provided that any change pursuant to this Section 8.E.2 that would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

3.	During the period in which an Option may be exercised after the termination of the Optionee’s employment or service with the Company or any Affiliate, such Option shall only be exercisable to the extent it was exercisable immediately prior to such Optionee’s termination of service or employment, except to the extent specifically provided to the contrary in the applicable Option Document.

F.	Transfers. No Option may be transferred except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him or her. Notwithstanding the foregoing, a Non-qualified Stock Option may be transferred pursuant to the terms of a “qualified domestic relations order” within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

G.	Holding Period. No Option may be exercised unless six months, or such greater period of time as may be specified in the Option Documents, have elapsed from the date of grant.

H.	Limitation on ISO Grants. In no event shall the aggregate Fair Market Value of the Shares (determined at the time the ISO is granted) with respect to which an ISO is exercisable for the first time by the Optionee during any calendar year (under all incentive stock option plans of the Company or its Affiliates) exceed $100,000.

I.	Other Provisions. The Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

J.	Amendment. The Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee’s consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Section 10.

9.	Award Documents and Terms. Awards shall be evidenced by an Award Document in such form as the Committee shall from time to time approve, which Award Document shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan. A Grantee shall not have any rights with respect to an Award until and unless such Grantee shall have executed an Award Document containing the terms and conditions determined by the Committee.

A.	Number of Shares and Price. Each Award Document shall state the number of Shares of Restricted Stock to which it pertains. No cash or other consideration shall be required to be paid by the Grantee for an Award.

B.	Certificates. Each Grantee shall be issued a certificate in respect of Shares subject to an Award. Such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Company may require that the certificate evidencing such Shares be held by the Company until all restrictions on such Shares have lapsed.

C.	Restrictions. Subject to the provisions of the Plan and the Award Documents, during a period set by the Committee commencing with the date of such Award, which period shall extend for at least six months from the date of such Award (except as provided by Section 9.G), the Grantee shall not be permitted to sell, transfer, pledge, assign, or otherwise dispose of the Restricted Stock awarded under the Plan.

D.	Lapse of Restrictions. Subject to the provisions of the Plan and the Award Document, restrictions upon Restricted Stock shall lapse at such time or times and on such terms and conditions as the Committee may determine and set forth in the Award Document; provided, however, that the restrictions upon such Shares shall lapse only if the Grantee on the date of such lapse is, and has continuously been an employee of the Company or its Affiliate from the date such Award was granted. The Award Document may provide for the lapse of restrictions in installments, as determined by the Committee. In the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s Restricted Stock shall immediately lapse, unless otherwise provided in the Award Document.

E.	Rights of the Grantee. Grantees may have such rights with respect to the Shares subject to an Award as may be determined by the Committee and set forth in the Award Document, including, without limitation, the right to vote such Shares and the right to receive dividends paid with the respect to such Shares.

F.	Dividends. The Committee may, in its sole discretion, provide in an Award Document that an amount equivalent to any dividends payable with respect to the number of Shares of Restricted Stock granted, but not yet delivered, be invested and reinvested in additional Shares of Restricted Stock, which shall be subject to the same restrictions as Restricted Stock to which the dividends relate. Such Shares of Restricted Stock shall be reflected in accordance with the terms of the Award Document by the credit of additional full or fractional Shares, calculated to the thousandth of a Share, in an amount equal to the value of the declared dividend divided by the Fair Market Value of a Share on the date of payment of the dividend. Any arrangements for the credit of additional Shares of Restricted Stock shall terminate if, and to the extent that, under the terms of the Award Document the right to receive the Restricted Stock to which the dividends relate shall terminate or lapse.

G.	Forfeiture of Restricted Stock. In the event that a Grantee’s employment with the Company terminates for any reason other than because of death or Disability, any Restricted Stock held by such Grantee shall be forfeited by the Grantee and reacquired by the Company. The Company may, in its sole discretion, waive, in whole or in part, any remaining restrictions with respect to such Grantee’s Restricted Stock.

H.	Delivery of Shares. When the restrictions imposed on Restricted Stock expire or have been canceled with respect to one or more Shares (whether issued as an Award or as additional Restricted Stock pursuant to Section 9.F), the Company shall notify the Grantee that such restrictions no longer apply with respect to such Shares, and shall deliver to the Grantee (or the person to whom ownership rights in such Restricted Stock may have passed by will or the laws of descent and distribution) a certificate for the number of Shares for which restrictions have been canceled or have expired, without any legend or restrictions (except those that may be imposed by the Committee in its sole judgment to ensure compliance with the then existing requirements of the Act and the Exchange Act). The right to payment for any fractional Shares that may have accrued shall be satisfied in cash based on the Fair Market Value of a Share on the date the restriction with respect to such fractional Share lapsed or terminated.

10.	Change of Control. In the event of a Change of Control, the Committee may take whatever action with respect to Options and Awards outstanding as it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date or the date of exercisability in any Option Documents, or removing any restrictions from or imposing any additional restrictions on any outstanding Awards.

A “Change of Control” shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) and the holders of voting securities of the other constituent entity (or its board of directors or similar governing body if security holder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other entity, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company’s Common Stock or other common voting stock immediately prior to the merger or consolidation will hold at least 50% of the voting power of the outstanding voting securities of the surviving entity immediately after the merger or consolidation, which voting securities are to be held in the same proportion to one another as such holders’ ownership of Common Stock or other common voting stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than M. Thomas Grumbacher, members of his family, his lineal descendants, or entities of which such persons are the beneficial owners of at least fifty percent (50%) of the voting interests, the Company or any of its Affiliates, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates, shall have become the beneficial owner of, or shall have obtained voting control over, outstanding shares of the Company’s voting stock representing more than fifty percent (50%) of the voting power of all of the Company’s outstanding voting stock, or (v) the first day after the date this Plan is effective when directors constituting a majority of the Board of Directors shall have been members of the Board of Directors for less than twelve (12) months, unless the nomination for election of each new director who was not a director at the beginning of such twelve (12) month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

11.	Adjustments on Changes in Capitalization. The aggregate number of Shares and class of Shares as to which Options and Awards may be granted hereunder, the limitation as to grants to individuals set forth in Section 8.A hereof, the number of Shares covered by each outstanding Option or Award, and the Option Price for each related outstanding Option, shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company that are convertible into Common

Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made that will cause an ISO to lose its status as such without the consent of the Optionee, except for adjustments made pursuant to Section 10 hereof.

12.	Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not: (i) change the class of individuals eligible to receive an ISO, (ii) increase the maximum number of Shares as to which Options or Awards may be granted, or (iii) make any other change or amendment as to which shareholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 promulgated under the Exchange Act, in each case without obtaining approval, within twelve months before or after such action, by (A) vote of a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter, or (B) a method and in a degree that would be treated as adequate under applicable state law for actions requiring shareholder approval, including, without limitation, by written consent of shareholders constituting a majority of the voting power of all shares of outstanding voting stock of the Company entitled to vote. No amendment to the Plan shall adversely affect any outstanding Option or Award, however, without the consent of the Optionee or Grantee.

13.	No Commitment to Retain. The grant of an Option or Award shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee or Grantee in the employ of the Company or an Affiliate and/or as a member of the Company’s Board of Directors or in any other capacity.

14.	Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with an Award or the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee’s or Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement.

15.	Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Exchange Act) to satisfy the conditions of Rule 16b-3 promulgated under the Exchange Act; any provision of the Plan that would cause a conflict with such conditions shall be deemed null and void to the extent permitted by applicable law and in the discretion of the Board of Directors.

16.	Special Rules for Performance-Based Awards.

A.	Performance-Based Awards. The Committee may grant Awards of Restricted Stock pursuant to the terms of this Section 16, and consistent with Section 9, above, which shall include vesting requirements based specifically on the attainment of one or more Performance Targets applicable to any such Award, as set forth in this Section 16. In the event a Participant who has been granted a Performance-Based Award terminates his or her employment with the Company prior to the date on which the applicable Performance Target or Targets have been met or prior to the satisfaction of any other applicable conditions or requirements have been met or satisfied, such Performance-Based Award shall be immediately forfeited. In addition, the Committee shall have the authority to cause a Performance-Based Award to be forfeited, in whole or in part, at any time prior to the Committee’s determination that such Performance-Based Award has become vested by reason of attainment of one or more of the applicable Performance Targets, at the Committee’s sole discretion. Such absolute right to reduce or eliminate a Performance-Based Award shall be exercised by the Committee in light of the Committee’s review of all facts and circumstances the Committee deems to be relevant. The Committee shall have no authority to cause any Performance-Based Award to become vested in the absence of the achievement of any applicable Performance Target(s).

B.	Establishment of Performance Targets.

1.	The Committee shall establish one or more Performance Targets for each Performance Period, which Performance Targets may vary for different Participants who may be granted Performance-Based Awards.

2.	In all cases, the Performance Target(s) established with respect to any Performance Period shall be established within the first 90 days of the Performance Period or, if shorter, within the first twenty five percent (25%) of such Performance Period.

3.	Each Performance Target established under the Plan shall constitute a goal as to which an objective method or methods is available for determining whether such Performance Target has been achieved. In addition, the Committee shall establish in connection with the Performance Targets applicable to a Performance Period an objective method for computing the portion of a particular Performance-Based Award that may be treated as vested as a result of attaining such Performance Target(s).

C.	Vesting of Performance-Based Awards. Vesting of Performance-Based Awards shall be determined at the time (or times) and in the manner established by the Committee for a Performance Period; provided, however, that no portion of a Performance-Based Award shall become vested unless and until (i) the Plan (including the provisions of this Section 16 of the Plan) is approved by the Company’s shareholders (and such shareholder approval is still effective for purposes of the rules on performance-based compensation applicable in connection with Code Section 162(m), as required under Section 16.D), and (ii) the Committee has certified in writing that each Performance Target for the particular Performance Period for which a Performance-Based Award is granted has been achieved.

D.	Subsequent Shareholder Approval. The Plan (including the provisions of this Section 16) shall again be disclosed to the Company’s shareholders for approval at the time or times required under Code Section 162(m) and/or Treasury Regulations promulgated thereunder in order for the Performance-Based Awards granted under the Plan to continue to qualify as performance-based compensation that is exempt from the limitations on deductibility by the Company of compensation under Code Section 162(m). No Performance-Based Awards shall become vested if such required shareholder approval has not been obtained.

E.	Criteria to be Used in Establishing Performance Targets. In establishing any Performance Target under the Plan, the Committee shall establish an objective target based upon one or more of the following business criteria (which may be determined for these purposes by reference to (i) the Company as a whole, (ii) any of the Company’s subsidiaries, operating divisions, business segments or other operating units, or (iii) any combination thereof): earnings before interest, taxes, depreciation, and amortization; profit before taxes; stock price; market share; gross revenue; net revenue; pretax income; net operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cost reductions and savings; return on revenues or productivity; loss ratio; expense ratio; combined ratio; product spread; or any variations or combinations of the preceding business criteria, which may also be modified at the discretion of the Committee, to take into account extraordinary items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate.

F.	Performance-Based Award Limitation. Notwithstanding anything to the contrary herein, no Participant shall receive a Performance-Based Award for Shares having a Fair Market Value, as of the date of grant, in excess of $3,000,000.

1.	The limitation set forth in this Section 16.F shall be applied with respect to Performance-Based Awards that relate to a Performance Period longer than one year by multiplying that limitation by a fraction equal to the number of full calendar months in the Performance Period divided by twelve (12).

2.	If a Performance Period is less than a full year, the limitation of this Section 16.F shall apply without adjustment; provided, however, that any such short Performance Period shall be treated as though it were a Performance Period that extends until the end of the one year period that starts as of the first day of the short Performance Period, and any other Performance Periods that overlap such one year period will be subject to further limitations as though such Performance Periods were overlapping Performance Periods, as described in subsection 16.F.3.

3.	If Performance-Based Awards with overlapping Performance Periods are granted to any one employee, the limitations of this Section 16.F shall be reduced with respect to any such overlapping Performance Periods so that the aggregate value of such multiple Performance-Based Awards does not exceed the limitation set forth in the first sentence of this Section 16.F, multiplied by a fraction, the numerator of which is the number of full calendar months occurring during the period commencing as of the first day of the first to start of such overlapping Performance Periods, and the last day of which is the last day of the last to end of such overlapping Performance Periods, and the denominator of which is twelve (12).

The intent of subsections 1 through 3 of this Section 16.F is to cause each Performance-Based Award to satisfy the limitation of this Section 16.F as if such Award were the only Performance-Based Award granted, and to cause, in addition, the aggregate value of Performance-Based Awards granted for overlapping Performance Periods to comply with the limitation of this Section 16.F as though such multiple Performance-Based Awards constituted a single Performance-Based Award.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR
THE SHAREHOLDER MEETING TO BE HELD ON JUNE 17, 2008
This proxy statement and the Company’s Annual Report for the fiscal year ended February 2, 2008 are both available at www.bonton.com under Investor Relations.
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THE BON-TON STORES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned shareholder of THE BON-TON-STORES, INC. (the “Company”) hereby appoints Byron L. Bergren and Keith E. Plowman, or either of them, with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of stock of the Company which the undersigned is entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held at Bon-Ton’s Corporate Office, 2801 E. Market Street, York, PA 17402 on June 17, 2008, at 9:00 a.m., provided that said proxies are authorized and directed to vote as indicated below with respect to the matters set forth on the opposite side of this proxy.
UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINATED DIRECTORS, “FOR” AMENDMENT OF THE BON-TON STORES, INC. STOCK INCENTIVE PLAN, AND “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITOR. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting.
(To be signed on reverse side)

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ANNUAL MEETING OF SHAREHOLDERS OF
THE BON-TON STORES, INC.
June 17, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.  â

■	21033000000000000000 7					061708

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	Amendment of The Bon-Ton Stores, Inc. 2000 Amended and Restated Stock Incentive Plan.	☐	☐	☐

		NOMINEES:			3.	Ratification of appointment of KPMG LLP as the Company’s independent auditor.	☐	☐	☐
☐	FOR ALL NOMINEES	¡	Lucinda M. Baier
		¡	Robert B. Bank
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Byron L. Bergren Philip M. Browne
		¡	Shirley A. Dawe
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	Marsha M. Everton Michael L. Gleim
		¡	Tim Grumbacher
		¡ ¡	Thomas K. Hernquist Todd C. McCarty

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “ FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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ANNUAL MEETING OF SHAREHOLDERS OF
THE BON-TON STORES, INC.
June 17, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- or -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- or -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  â

■	21033000000000000000 7					061708

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	Amendment of The Bon-Ton Stores, Inc. 2000 Amended and Restated Stock Incentive Plan.	☐	☐	☐

		NOMINEES:			3.	Ratification of appointment of KPMG LLP as the Company’s independent auditor.	☐	☐	☐
☐	FOR ALL NOMINEES	¡	Lucinda M. Baier
		¡	Robert B. Bank
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Byron L. Bergren Philip M. Browne
		¡	Shirley A. Dawe
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	Marsha M. Everton Michael L. Gleim
		¡ ¡ ¡	Tim Grumbacher Thomas K. Hernquist Todd C. McCarty

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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